                                                                  EXHIBIT (c)(2)

                                                                         ANNEX I

                             INVESTMENT AGREEMENT

                                  DATED AS OF

                                MARCH 30, 1994

                                     AMONG

                     AIR & WATER TECHNOLOGIES CORPORATION

                          COMPAGNIE GENERALE DES EAUX

                                      AND

                          ANJOU INTERNATIONAL COMPANY

                               TABLE OF CONTENTS

                                   ARTICLE 1

                                  DEFINITIONS

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                                                                          PAGE
                                                                          ----
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1.1  Definitions........................................................   I-1

                                   ARTICLE 2

                           PURCHASE AND SALE; MERGER

2.1  Purchase and Sale..................................................   I-4
2.2  The Merger.........................................................   I-4
2.3  Closing............................................................   I-4
2.4  Closing Balance Sheet..............................................   I-5
2.5  Adjustment of Purchase Price.......................................   I-6
2.6  Legending of Securities............................................   I-6

                                   ARTICLE 3

                REPRESENTATIONS AND WARRANTIES OF ANJOU AND CGE

3.1  Corporate Existence and Power......................................   I-6
3.2  Corporate Authorization............................................   I-7
3.3  Governmental Authorization.........................................   I-7
3.4  Non-Contravention..................................................   I-7
3.5  Capitalization.....................................................   I-7
3.6  Ownership of Shares................................................   I-7
3.7  Subsidiaries.......................................................   I-7
3.8  Financial Statements...............................................   I-7
3.9  AWT Proxy Materials................................................   I-8
3.10 Absence of Certain Changes.........................................   I-8
3.11 No Undisclosed Material Liabilities................................   I-8
3.12 Intercompany Accounts..............................................   I-9
3.13 Material Contracts.................................................   I-9
3.14 Litigation.........................................................   I-9
3.15 Compliance with Laws and Court Orders; No Defaults.................   I-9
3.16 Insurance Coverage.................................................  I-10
3.17 Finders' Fees; Certain Payments....................................  I-10
3.18 Employee Benefit Plans.............................................  I-10
3.19 Taxes..............................................................  I-11
3.20 Environmental Matters..............................................  I-11
3.21 Properties.........................................................  I-12
3.22 Receivables........................................................  I-12
3.23 Purchase for Investment............................................  I-12
3.24 Other Information..................................................  I-12

                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF AWT

                                                                          PAGE
                                                                          ----
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4.1  Corporate Existence and Power......................................  I-12
4.2  Corporate Authorization............................................  I-12
4.3  Governmental Authorization.........................................  I-13
4.4  Non-Contravention..................................................  I-13
4.5  Capitalization.....................................................  I-13
4.6  SEC Filings........................................................  I-13
4.7  Financial Statements...............................................  I-13
4.8  Absence of Certain Changes.........................................  I-14
4.9  No Undisclosed Material Liabilities................................  I-14
4.10 AWT Proxy Materials................................................  I-14
4.11 Compliance with Contracts..........................................  I-15
4.12 Litigation.........................................................  I-15
4.13 Compliance with Laws and Court Orders; No Defaults.................  I-15
4.14 Insurance Coverage.................................................  I-15
4.15 Finders' Fees......................................................  I-15
4.16 Employee Benefit Plans.............................................  I-15
4.17 Taxes..............................................................  I-16
4.18 Purchase for Investment............................................  I-17
4.19 Other Information..................................................  I-17

                                   ARTICLE 5

                          COVENANTS OF CGE AND ANJOU

5.1  Conduct of the PSG Group...........................................  I-17
5.2  Access to Information..............................................  I-18
5.3  Notices of Certain Events..........................................  I-18
5.4  Resignations.......................................................  I-18
5.5  Voting of Shares; Acquisitions of Shares...........................  I-18
5.6  Joint Efforts......................................................  I-18
5.7  Other Agreements...................................................  I-18

                                   ARTICLE 6

                               COVENANTS OF AWT

6.1  Conduct of Business................................................  I-19
6.2  Access to Information..............................................  I-19
6.3  Notices of Certain Events..........................................  I-19
6.4  Stockholder Meeting; Proxy Materials...............................  I-20
6.5  No-Shop............................................................  I-20
6.6  Access to Books and Records........................................  I-20
6.7  Registration Rights................................................  I-20

                                   ARTICLE 7

                        COVENANTS OF AWT, ANJOU AND CGE

7.1  Intercompany Accounts; Bonding and Insurance.......................  I-20
7.2  Board Representation; Management...................................  I-21
7.3  Affiliate Transactions.............................................  I-21
7.4  Filings; Consents; Best Efforts....................................  I-22


                                   ARTICLE 8

                                  TAX MATTERS

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
                                                                          PAGE
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8.1  Tax Covenants......................................................  I-22
8.2  Transfer Taxes.....................................................  I-23
8.3  Termination of Existing Tax Sharing Arrangements...................  I-23
8.4  Tax Sharing........................................................  I-23
8.5  Cooperation on Tax Matters.........................................  I-23
8.6  Indemnification by Anjou...........................................  I-24
8.7  Refunds............................................................  I-25
8.8  Survival...........................................................  I-25

                                   ARTICLE 9

                               EMPLOYEE BENEFITS

9.1  Pension Plan.......................................................  I-25
9.2  Other Employee Plans...............................................  I-26
9.3  Third Party Beneficiaries..........................................  I-26

                                  ARTICLE 10

                             CONDITIONS TO CLOSING

10.1  Conditions to Obligations of AWT, CGE and Anjou...................  I-26
10.2  Conditions to Obligation of AWT...................................  I-27
10.3  Conditions to Obligation of CGE and Anjou.........................  I-27

                                  ARTICLE 11

                                  TERMINATION

11.1  Grounds for Termination...........................................  I-28
11.2  Effect of Termination.............................................  I-28

                                  ARTICLE 12

                                 MISCELLANEOUS

12.1  Notices...........................................................  I-28
12.2  Amendments and Waivers............................................  I-29
12.3  Expenses..........................................................  I-29
12.4  Successors and Assigns............................................  I-29
12.5  Governing Law.....................................................  I-29
12.6  Counterparts; Third Party Beneficiaries...........................  I-29
12.7  No Survival.......................................................  I-29
12.8  Public Announcements..............................................  I-29
12.9  Entire Agreement; Exhibits........................................  I-30
12.10 Headings..........................................................  I-30
12.11 Specific Performance..............................................  I-30

                             INVESTMENT AGREEMENT

  AGREEMENT dated as of March 30, 1994 among Air & Water Technologies Corporation, a Delaware corporation ("AWT"), Compagnie Generale des Eaux, a French corporation ("CGE") and its indirectly wholly-owned subsidiary, Anjou International Company, a Delaware corporation ("ANJOU").

  The parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

  1.1 Definitions. (a) The following terms, as used herein, have the following meanings:

  "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that for purposes of this Agreement (i) PSG and PSG Canada shall not be considered an Affiliate of CGE or Anjou, (ii) CGE and AWT (and their respective Subsidiaries) shall not be considered Affiliates of one another and (iii) any joint-venture or partnership by any party hereto with any other Person shall be deemed not to be an Affiliate of any party hereto.

  "ASSOCIATE" means, when used to indicate a relationship with a Person, a corporation or other entity of which such Person is, directly or indirectly, the beneficial owner of 15% or more of its total voting power.

  "AWT BENEFIT ARRANGEMENT" means any employment, severance or similar contract or arrangement (whether or not written) or any plan, policy, fund, program or contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, worker's compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that
(i) is not an AWT Employee Plan, (ii) is entered into, maintained, administered or contributed to, as the case may be, by AWT, any of its Affiliates or Subsidiaries and (iii) covers any employee or former employee of AWT or any Subsidiary of AWT employed in the United States.

  "AWT EMPLOYEE PLAN" means any "EMPLOYEE BENEFIT PLAN", as defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by AWT or any of its Affiliates or Subsidiaries and (iii) covers any employee or former employee of AWT or any Subsidiary of AWT.

  "AWT INTERNATIONAL PLAN" means any employment, severance or similar contract or arrangement (whether of not written) or any plan, policy, fund, program or arrangement or contract providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, worker's compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (i) is not an AWT Employee Plan or an AWT Benefit Arrangement, (ii) is entered into, maintained, administered or contributed to by AWT or any of its Affiliates and (iii) covers any employee or former employee of AWT or any Subsidiary of AWT.

  "AWT PROXY MATERIALS" means each document filed by AWT with the Commission in connection with the meeting of the stockholders of AWT described in Section 6.4 including, without limitation, the proxy statement of AWT and any amendment or supplement thereto.

  "BALANCE SHEET" means the balance sheet of the PSG Group as of December 31, 1993.

  "BASKET" means the amount at any time equal to (a) $250,000 plus the reserves for Taxes, if any, provided for on the books and records of PSG and PSG Canada, minus (b) any reductions (in the aggregate) made pursuant to Section 8.6(d) hereof.

  "CLASS A COMMON STOCK" means the Class A Common Stock of AWT, par value $.001 per share.

  "CLOSING DATE" means the date of the Closing.

  "CODE" means the United States Internal Revenue Code of 1986, as amended.

  "COMMISSION" means the United States Securities and Exchange Commission.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, and the rules and regulations promulgated thereunder.

  "ERISA AFFILIATE" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

  "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

  "MATERIAL ADVERSE EFFECT" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of AWT or the PSG Group, as the case may be, and their respective Subsidiaries, taken as a whole; provided that any continuation of any existing unfavorable business or financial trend without a material worsening thereof shall be deemed not to give rise to any Material Adverse Effect.

  "MULTIEMPLOYER PLAN" means each PSG Group Employee Plan or each AWT Employee Plan, as the case may be, that is a multiemployer plan, as defined in Section 3(37) of ERISA.

  "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

  "PBGC" means the Pension Benefit Guaranty Corporation.

  "PENSION PLAN" means each "DEFINED BENEFIT PLAN" within the meaning of Section 3(35) of ERISA other than any such plan which is a Multiemployer Plan.

  "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

  "PSG COMMON STOCK" means the Common Stock, par value $1.00 per share, of PSG.

  "PSG" means PSC Professional Services Group, Inc., a Minnesota corporation and a wholly-owned subsidiary of Anjou.

  "PSG GROUP BENEFIT ARRANGEMENT" means any employment, severance or similar contract or arrangement (whether or not written) or any plan, policy, fund, program or contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, worker's compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (i) is not a PSG Group Employee Plan, (ii) is entered into, maintained, administered or contributed to, as the case may be, by CGE, the PSG Group or any of their respective Affiliates and (iii) covers any employee or former employee of the PSG Group or any Subsidiary of the PSG Group employed in the United States.

  "PSG CANADA" means 2815869 Canada, Inc., a corporation organized under the Canada Business Corporations Act and a wholly-owned subsidiary of Anjou.

  "PSG GROUP EMPLOYEE PLAN" means any "EMPLOYEE BENEFIT PLAN", as defined in
Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by CGE, the PSG Group or any of its Affiliates and (iii) covers any employee or former employee of the PSG Group or any Subsidiary of the PSG Group.

  "PSG GROUP" means, collectively, PSG and PSG Canada.

  "PSG GROUP INTERNATIONAL PLAN" means any employment, severance or similar contract or arrangement (whether of not written) or any plan, policy, fund, program or arrangement or contract providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, worker's compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (i) is not a PSG Group Employee Plan or a PSG Group Benefit Arrangement, (ii) is entered into, maintained, administered or contributed to by Anjou, the PSG Group or any of their respective Affiliates and (iii) covers any employee or former employee of the PSG Group or any Subsidiary of the PSG Group.

  "PSG PENSION PLAN" means the Anjou Pension Plan.

  "SERIES A PREFERRED" means the Series A Convertible Exchangeable Preferred Stock of AWT, par value $.01 per share, having the designations, rights and preferences substantially in the form of Exhibit A hereto.

  "SHARES" means shares of Class A Common Stock, par value $.001, of AWT.

  "SUBSIDIARY" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by PSG or AWT, as the case may be.

  "TAX" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by any Person, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing authority") responsible for the imposition of any such tax (domestic or foreign), (ii) liability of any Person for the payment of any amounts of the type described in (i) as a result of being a member of any affiliated, consolidated, combined or unitary group or being a party to any agreement or arrangement whereby liability of a Person for payments of such amounts was determined or taken into account with reference to the liability of any other Person for any period, and (iii) liability of any Person for the payment of any amounts of the type described in (i) as a result of any express or implied obligation to indemnify any other Person.

  "TAX ASSET" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes).

  (b) Each of the following terms is defined in the Section set forth opposite such term:

      TERM                                              SECTION
      ----                                              -------

      AWT Securities...................................   4.5
      Base Stockholder's Equity........................   2.5
      Board............................................   6.5
      Closing..........................................   2.3
      Closing Balance Sheet............................   2.4
      Closing Stockholder's Equity.....................   2.4
      Company 10-K.....................................   4.6
      Company 10-Q.....................................   4.6
      Exon-Florio......................................   3.3
      Final Stockholder's Equity.......................   2.5
      Independent Director.............................   7.2
      PSG Securities...................................   3.5
      Takeover proposal................................   6.5
      Utilities........................................   3.7


                                   ARTICLE 2

                           PURCHASE AND SALE; MERGER

  2.1 Purchase and Sale. Upon the terms and subject to the conditions of this
Agreement:

    (a) AWT agrees to sell and CGE agrees to purchase for cash 1,200,000 shares of Series A Preferred for an aggregate purchase price of $60,000,000; and

    (b) Anjou agrees to exchange (the "EXCHANGE") all of the outstanding capital stock of PSG Canada for, and AWT agrees to issue, 650,000 shares of Class A Common Stock.

The foregoing consideration shall be paid or exchanged in accordance with
Section 2.3. The Exchange consideration received by Anjou shall be adjusted as provided in Section 2.5.

  2.2 The Merger. (a) At Closing, AWT and Anjou shall cause a newly formed Minnesota subsidiary (the "MERGER SUBSIDIARY") to be merged (the "MERGER") with and into PSG in accordance with the terms and provisions of a Plan of Merger, substantially in the form of Exhibit B hereto, whereupon the separate existence of Merger Subsidiary shall cease, and PSG shall be the surviving corporation.

  (b) As provided for in the Plan of Merger, all PSG Common Stock outstanding immediately prior to the effective time of the Merger shall, except as otherwise provided therein, be converted into the right to receive in the aggregate 5,850,000 shares of Class A Common Stock.

  (c) The merger consideration received by Anjou shall be adjusted as provided in Section 2.5.

  2.3 Closing. The closing (the "CLOSING") of the transactions contemplated hereby shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York as soon as practicable, but in no event later than 10 business days, after satisfaction of the conditions set forth in Article 10, or at such other time or place as AWT and CGE may agree. At the Closing:

    (a) AWT shall deliver to (i) Anjou one or more certificates for the Class A Common Stock received in connection with the Exchange and the Merger, registered in the name of Anjou, and (ii) CGE one or more certificates for the Series A Preferred, registered in the name of CGE (or such other Person as CGE may designate to AWT no later than two business days prior to the Closing).

    (b) CGE shall deliver to AWT $60,000,000 in immediately available funds by wire transfer to an account of AWT designated by AWT, by notice to CGE, no later than two business days prior to the Closing).

    (c) Anjou shall deliver to AWT all outstanding capital stock of PSG Canada along with duly endorsed stock powers in the name of AWT.

  2.4 Closing Balance Sheet. (a) As promptly as practicable, but no later than 60 days, after the Closing Date, Anjou will cause to be prepared and delivered to AWT, at Anjou's expense, the Closing Balance Sheet, together with an unqualified report of Arthur Andersen & Co., Houston, Texas office, thereon, and a certificate based on such Closing Balance Sheet setting forth Anjou's calculation of Closing Stockholder's Equity. The Closing Balance Sheet ("CLOSING BALANCE SHEET") shall (x) fairly present the financial position of the PSG Group as at the close of business on the Closing Date in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the Balance Sheet, (y) include line items substantially consistent with those in the Balance Sheet, and (z) be prepared in accordance with accounting policies and practices consistent with those used in the preparation of the Balance Sheet. "CLOSING STOCKHOLDER'S EQUITY" means the stockholder's equity of the PSG Group as shown on the Closing Balance Sheet (which shall exclude all intercompany accounts, which shall be settled or capitalized pursuant to Section 7.1), with the following adjustments: less all cash and cash equivalents and all assets that in accordance with generally accepted accounting principles would be classified as intangible assets, including but not limited to goodwill, patents, trademarks and unamortized debt discount.

  (b) If AWT disagrees with Anjou's calculation of Closing Stockholder's Equity delivered pursuant to Section 2.4(a) and the amount of any such disagreement is in excess of $250,000, AWT may, within 30 days after delivery of the documents referred to in Section 2.4(a), deliver a notice to Anjou disagreeing with such calculation and setting forth AWT's calculation of such amount. Any such notice of disagreement shall specify those items or amounts as to which AWT disagrees, and AWT shall be deemed to have agreed with all other items and amounts contained in the Closing Balance Sheet and the calculation of Closing Stockholder's Equity delivered pursuant to Section 2.4(a).

  (c) If a notice of disagreement shall be delivered pursuant to Section 2.4(b), Anjou and AWT shall, during the 10 days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Closing Stockholder's Equity, which amount shall not be more than the amount thereof shown in Anjou's calculations delivered pursuant to Section 2.4(b) nor less than the amount thereof shown in AWT's calculation delivered pursuant to Section 2.4(b). If, during such period, Anjou and AWT are unable to reach such agreement, they shall promptly thereafter cause independent accountants of nationally recognized standing reasonably satisfactory to AWT and Anjou (who shall not have any material relationship with AWT, Anjou or CGE), promptly to review this Agreement and the disputed items or amounts for the purpose of calculating Closing Stockholder's Equity. In making such calculation, such independent accountants shall consider only those items or amounts in the Closing Balance Sheet or Anjou's calculation of Closing Stockholder's Equity as to which AWT has disagreed. Such independent accountants shall deliver to Anjou and AWT, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon Anjou and AWT. The cost of such review and report shall be borne equally by the parties.

  (d) Anjou and AWT agree that they will, and agree to cause their respective independent accountants and the PSG Group to, cooperate and assist in the preparation of the Closing Balance Sheet and the calculation of Closing Stockholder's Equity and in the conduct of the audits and reviews referred to in this Section, including without limitation, the making available to the extent necessary of books, records, work papers and personnel.

  2.5 Adjustment of Purchase Price. (a) If Base Stockholder's Equity exceeds Final Stockholder's Equity, Anjou shall pay to AWT, as an adjustment to the consideration received in the Exchange and the Merger, in the manner and with interest as provided in Section 2.5(b), the amount of such excess. If Final Stockholder's Equity exceeds Base Stockholder's Equity, AWT shall pay to Anjou, in the manner and with interest as provided in Section 2.5(b), the amount of such excess. "BASE STOCKHOLDER'S EQUITY" calculated on the same basis as the Closing Stockholder's Equity is $12,741,000. "FINAL STOCKHOLDER'S EQUITY" means the Closing Stockholder's Equity (i) as shown in Anjou's calculation delivered pursuant to Section 2.4(a), if no notice of disagreement with respect thereto is duly delivered pursuant to Section 2.4(b); or (ii) if such a notice of disagreement is delivered, (A) as agreed by AWT and CGE pursuant to Section 2.4(c) or (B) in the absence of such agreement, as shown in the independent accountants' calculation delivered pursuant to Section 2.4(c); provided that, in no event shall Final Stockholder's Equity be more than Anjou's calculation of Closing Stockholder's Equity delivered pursuant to Section 2.4(a) or less than AWT's calculation of Closing Stockholder's Equity delivered pursuant to Section 2.4(b).

  (b) Any payment pursuant to Section 2.5(a) shall be made at a mutually convenient time and place within 10 days after the Final Stockholder's Equity has been determined by delivery (i) in the case of AWT, of shares of Class A Common Stock registered in the name of Anjou or (ii) in the case of Anjou, of a certified or official bank check payable in immediately available funds to AWT or by causing such payments to be credited to such account of AWT as may be designated by AWT. The amount of any payment of cash or Class A Common Stock, as the case may be, to be made pursuant to this Section shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the Prime Rate in effect from time to time during the period from the Closing Date to the date of payment. The amount of such interest shall be payable in cash or shares of Class A Common Stock, as applicable, at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed. The price per share of any Class A Common Stock delivered by AWT pursuant to this Section 2.5 shall be $10. Notwithstanding anything to the contrary in this Section 2.5, in no event shall AWT be required to pay an adjustment with respect to an increase in the stockholder's equity of PSG Canada to the extent such adjustment exceeds 324,000 shares of Class A Common Stock.

  2.6 Legending of Securities. All securities to be issued to Anjou or CGE by AWT hereunder shall bear the following legend:

   "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OF THE UNITED STATES AND THE SECURITIES REGULATORY AUTHORITIES OF APPLICABLE STATES OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

                                   ARTICLE 3

                REPRESENTATIONS AND WARRANTIES OF ANJOU AND CGE

  CGE and Anjou jointly and severally represent and warrant to AWT as of the date hereof and as of the Closing Date that:

  3.1 Corporate Existence and Power. Each of CGE, Anjou, PSG and PSG Canada is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect. Each of PSG and PSG Canada is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Anjou has heretofore delivered to AWT true and complete copies of the articles of incorporation and bylaws of each of PSG and PSG Canada as currently in effect.

  3.2 Corporate Authorization. The execution, delivery and performance by Anjou and CGE of this Agreement are within their respective corporate powers and have been duly authorized by all necessary corporate action on the part of each of Anjou and CGE. This Agreement constitutes a valid and binding agreement of each of Anjou and CGE enforceable against it in accordance with its terms.

  3.3 Governmental Authorization. The execution, delivery and performance by each of CGE and Anjou of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, or official other than (i) compliance with any applicable requirements of the HSR Act; (ii) compliance with the provisions of the Omnibus Trade and Competitiveness Act of 1988, as amended ("EXON-FLORIO"); (iii) any filings to be made in Minnesota or Delaware, as the case may be, in connection with the Merger and the Certificate of Designations of the Series A Preferred; and (iv) any such action or filing as to which the failure to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect.

  3.4 Non-Contravention. The execution, delivery and performance by CGE and Anjou of this Agreement do not and will not (i) violate the charter or bylaws of Anjou, PSG or PSG Canada or the constituent documents of CGE, (ii) assuming compliance with the matters referred to in Section 3.3, violate any applicable law, rule, regulation, judgment, injunction, order or decree or (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the PSG Group or to a loss of any benefit to which the PSG Group is entitled under, any agreement or other instrument binding upon the PSG Group or any license, franchise, permit or other similar authorization held by the PSG Group, except in the case of clauses (ii) and (iii) to the extent that any such violation, failure to obtain any such consent or other action, default, right, loss would not, individually or in the aggregate, have a Material Adverse Effect.

  3.5 Capitalization. (a) The authorized capital stock of PSG consists of 2,000 shares of Common Stock, par value $1.00 per share. As of the date hereof, there were outstanding 1,250 shares of Common Stock of PSG. The authorized capital stock of PSG Canada consists of unlimited shares of Common Stock, par value Canadian $1.00 per share. As of the date hereof, there were outstanding 190,000 shares of Common Stock of PSG Canada.

  (b) All outstanding shares of capital stock of the PSG Group have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in this Section 3.5, there are no outstanding (i) shares of capital stock or voting securities of the PSG Group, (ii) securities of the PSG Group convertible into or exchangeable for shares of capital stock or voting securities of the PSG Group or (iii) options or other rights to acquire from the PSG Group, or other obligation of the PSG Group to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the PSG Group (the items in clauses (i), (ii) and (iii) being referred to collectively as the "PSG SECURITIES"). There are no outstanding obligations of the PSG Group to repurchase, redeem or otherwise acquire any PSG Securities.

  3.6 Ownership of Shares. Except as disclosed in Schedule 3.6, Anjou is the registered and beneficial owner of all outstanding shares of capital stock of the PSG Group, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock).

  3.7 Subsidiaries. None of PSG and PSG Canada has any Subsidiaries, except for Utilities Services Group, Inc., a Texas corporation ("UTILITIES"), which has no assets and is inactive.

  3.8 Financial Statements. The audited balance sheets of the PSG Group as of December 31, 1992 and December 31, 1993 and the related statements of income and cash flows for each of the years ended

December 31, 1992 and December 31, 1993, present fairly, in all material respects, the financial position of the PSG Group as of the dates thereof and its results of operations and changes in cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto).

  3.9 AWT Proxy Materials. The information with respect to CGE, Anjou or the PSG Group and their subsidiaries that has been furnished to AWT in writing specifically for use in any AWT Proxy Materials, each time any AWT Proxy Materials are distributed to stockholders of AWT or any other solicitation of stockholders of AWT is made by or on behalf of AWT or any Affiliate of AWT, and at the time the stockholders of AWT vote on the issuance of AWT Securities pursuant to this Agreement will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which such statements were made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

  3.10 Absence of Certain Changes. Except as set forth on Schedule 3.10, since December 31, 1993, the business of the PSG Group has been conducted in the ordinary course consistent with past practices and there has not been:

   (i) any event, occurrence, development or state of circumstances or facts which has had or would reasonably be expected to have a Material Adverse Effect;

   (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the PSG Group, or any repurchase, redemption or other acquisition by the PSG Group of any outstanding shares of capital stock or other securities of, or other ownership interests in, the PSG Group;

   (iii) any amendment of any material term of any outstanding security of the PSG Group;

   (iv) any incurrence, assumption or guarantee by the PSG Group of any indebtedness for borrowed money, except in the ordinary course of business consistent with past practices;

   (v) any sale, transfer or other disposition of a material amount of the assets of the PSG Group;

   (vi) any creation or assumption by the PSG Group of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

   (vii) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of PSG which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

   (viii) any change in any method of accounting or application thereof by the PSG Group;

   (ix) except as previously disclosed to AWT, any (A) written employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer or employee of the PSG Group (or any amendment to any such existing agreement), (B) grant of any severance or termination pay to any director, officer or employee of the PSG Group, or (C) change in compensation or other benefits payable to any director, officer or employee of the PSG Group pursuant to any severance or retirement plans or policies thereof, other than in the ordinary course of business consistent with past practices; or

   (x) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the PSG Group, which employees were not subject to a collective bargaining agreement at December 31, 1993, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the PSG Group.

  3.11 No Undisclosed Material Liabilities. There are no liabilities of the PSG Group of any kind whatsoever, whether accrued, contingent, absolute or otherwise, and there is no existing condition, situation or set of circumstances which would result in such a liability, other than:

    (a) liabilities provided for in the Balance Sheet or disclosed in the notes thereto;

    (b) liabilities disclosed on Schedule 11; and

    (c) other undisclosed liabilities which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

  3.12 Intercompany Accounts. Schedule 3.12 contains a complete list of all intercompany balances as of December 31, 1993 between CGE, Anjou and their Affiliates, on the one hand, and the PSG Group, on the other hand. Since December 31, 1993 there has not been any accrual of liability by the PSG Group to CGE or Anjou or any of their respective Affiliates or other transaction between the PSG Group and CGE or Anjou and any of their respective Affiliates, except in the ordinary course of business of the PSG Group consistent with past practices.

  3.13 Material Contracts. (a) Except as disclosed in Schedule 3.13, and except for any agreements that are terminable on not more than 90 days notice and without the payment of any penalty by, or any other material consequence to, the PSG Group, the PSG Group is not a party to or bound by:

    (i) any sales, distribution or other similar agreement providing for the sale by the PSG Group of materials, supplies, goods, services, equipment or other assets that provides for either (A) annual payments to the PSG Group of $2,000,000 or more or (B) aggregate payments to the PSG Group of $2,000,000 or more;

    (ii) any partnership, joint venture or other similar agreement or arrangement;

    (iii) any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset); or

    (iv) any agreement that limits the freedom of the PSG Group to compete in any line of business or with any Person or in any geographic area or which would so limit the freedom of the PSG Group after the Closing Date.

  (b) Each agreement, commitment, arrangement or plan disclosed in any Schedule to this Agreement or required to be disclosed pursuant to this Section is a valid and binding agreement of the PSG Group and is in full force and effect, and the PSG Group is not nor, to the knowledge of CGE or Anjou, is any other party thereto in default or breach in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment.

  3.14 Litigation. Except as set forth on Schedule 3.14, there is no action, suit, investigation or proceeding pending against, or to the knowledge of CGE or Anjou threatened against or affecting, CGE, Anjou or the PSG Group or any of their respective properties before any court or arbitrator or any governmental body, agency or official (i) which would reasonably be expected to have a Material Adverse Effect or (ii) which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

  3.15 Compliance with Laws and Court Orders; No Defaults. (a) The PSG Group is not in violation of any applicable law, rule, regulation, judgement, injunction, order or decree except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

  (b) The PSG Group is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, any agreement or other instrument binding upon the PSG Group or any license, franchise, permit or similar authorization held by the PSG Group, which defaults or potential defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

  3.16 Insurance Coverage. PSG has furnished to AWT a list of, and true and complete copies of, all insurance policies and fidelity bonds relating to the assets, business, operations, employees, officers or directors of the PSG Group. There is no claim by the PSG Group pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights, except for such claims which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All premiums payable under all such policies and bonds have been paid timely and the PSG Group has otherwise complied fully with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since January 1, 1994 and remain in full force and effect. Such policies and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of the PSG Group. The PSG Group shall after the Closing continue to have coverage under such policies and bonds with respect to events occurring prior to the Closing.

  3.17 Finders' Fees; Certain Payments. (a) Except for Lazard Freres & Co. whose fees will be paid by CGE, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of CGE, Anjou or the PSG Group who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

  (b) All payments by or for the benefit of the PSG Group to agents, consultants and others have been in payment of bona fide fees and commissions.

  3.18 Employee Benefit Plans. (a) Schedule 3.18 identifies each PSG Group Employee Plan. Anjou has furnished or made available to AWT copies of the PSG Group Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof together with (i) the most recent annual report prepared in connection with any PSG Group Employee Plan (Form 5500 including, if applicable, Schedule B thereto) and (ii) if applicable, the most recent actuarial valuation report prepared in connection with any PSG Group Employee Plan.

  (b) Neither Anjou nor any of its ERISA Affiliates has incurred, or reasonably expects to incur prior to the Closing Date, any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA that could become a liability of AWT or any of its ERISA Affiliates after the Closing Date. To the best knowledge of Anjou, no condition exists that (i) could constitute grounds for termination by the PBGC of any PSG Group Employee Plan that is subject to Title IV of ERISA that is maintained solely by Anjou or any of its ERISA Affiliates or (ii) presents a material risk of complete or partial withdrawal from any Multiemployer Plan under Title IV of ERISA other than a complete or partial withdrawal that would not have a Material Adverse Effect.

  (c) Each PSG Group Employee Plan (other than a Multiemployer Plan) that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified or can become so qualified within the remedial amendment period of Section 401(b) of the Code and to the best knowledge of Anjou, no event has occurred since the date of such determination that would adversely affect such qualification or affect the ability to become so qualified within the remedial amendment period of Section 401(b) of the Code; each trust created under any such Plan has been determined by the Internal Revenue Service to be exempt from tax under Section 501(a) of the Code or can be so determined within the aforesaid remedial amendment period and, to the best knowledge of Anjou, no event has occurred since the date of such determination that would adversely affect such exemption or affect the ability to be determined to be exempt within the aforesaid remedial amendment period. Anjou has furnished or made available to AWT the most recent determination letter of the Internal Revenue Service relating to each such PSG Group

Employee Plan. To the best knowledge of Anjou, each PSG Group Employee Plan (other than a Multiemployer Plan) has been maintained in substantial compliance with its terms and substantially with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for any instance of non-compliance that would not have a Material Adverse Effect.

  (d) Schedule 3.18 identifies each PSG Group Benefit Arrangement. Anjou has furnished or made available to AWT copies or descriptions of each PSG Group Benefit Arrangement. To the best knowledge of Anjou, each PSG Group Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, except for any instance of non-compliance that would not have a Material Adverse Effect.

  (e) Schedule 3.18 identifies each PSG Group International Plan. Anjou has furnished to AWT copies of each PSG Group International Plan. To the best knowledge of Anjou, each PSG Group International Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations (including any special provisions relating to qualified plans where such Plan was intended to so qualify) and has been maintained in good standing with applicable regulatory authorities, except for any instance of non-compliance or failure to be so maintained that would not, in either case, have a Material Adverse Effect.

  (f) All representations and warranties contained in the foregoing subsections of this Section 3.18 are subject to such limitations and exceptions as are specifically noted in Schedule 3.18.

  3.19 Taxes. Except as set forth on the Balance Sheet (including the notes thereto) and except for Taxes, the liability for which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect,
(i) all material Tax returns, statements, reports and forms required to be filed with any Taxing authority by or on behalf of PSG (collectively, the "Returns"), have been or will be filed when due in accordance with all applicable laws except where failure to so file would not subject PSG to liabilities or penalties; (ii) as of the time of filing, the Returns correctly reflected in all material respects (and, as to any Returns not filed as of the date hereof, will correctly reflect) the facts regarding the income, business, assets, operations, activities and status of PSG; (iii) PSG has timely paid, withheld or made provision for all Taxes shown as due and payable on the Returns that have been filed; (iv) the charges, accruals and reserves for Taxes with respect to PSG for any Tax period (or portion thereof) ending on or before the Closing Date (excluding any provision for deferred income taxes) reflected on the books of PSG are adequate to cover such Taxes; (v) PSG is not delinquent in the payment of any material Tax and has not requested any extension of time within which to file or send any Return, which Return has not since been filed or sent; (vi) neither PSG (nor any member of any affiliated or combined group of which PSG is or has been a member) has granted any extension or waiver of the limitation period applicable to any Returns; (vii) there is no claim, audit, action, suit, proceeding or investigation now pending or threatened against or with respect to PSG of which PSG or Anjou is aware in respect of any material Tax or assessment; and (viii) there are no material liens for Taxes upon the assets of PSG except liens for current Taxes not yet due.

  3.20 Environmental Matters. To the best of CGE's and Anjou's knowledge there are no liabilities of the PSG Group which (a) arise under or relate to matters covered by Environmental Laws, (b) are attributable to actions occurring or conditions existing on or prior to the Closing Date and (c) would reasonably be expected to have a Material Adverse Effect.

  "ENVIRONMENTAL LAWS" means any and all federal, state and local statutes, laws, regulations, rules, judgments and orders relating to the environment, to emissions, discharges or releases of pollutants, contaminants, hazardous substances or hazardous or toxic wastes into the environment or to the handling, use, storage, transportation or disposal thereof.

  3.21 Properties. (a) The PSG Group has good title to, or in the case of leased property has valid leasehold interests in, all property and assets (whether real or personal, tangible or intangible) reflected on the Balance Sheet or acquired after December 31, 1993, except for property and assets sold since December 31, 1993 in the ordinary course of business consistent with past practices.

  (b) The plants, buildings, structures and equipment owned or leased by the PSG Group (i) have no material defects, are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted) and (ii) comply in all material respects with applicable zoning and other applicable land-use regulations.

  3.22 Receivables. All accounts receivable of the PSG Group are fully collectible in the aggregate amount thereof, subject to normal and customary trade discounts, less any reserves for doubtful accounts recorded on the Balance Sheet and subsequent to December 31, 1993 in the ordinary course of business consistent with past practices.

  3.23 Purchase for Investment. Each of CGE and Anjou is acquiring the Series A Preferred and the Shares, respectively, for investment for its own account and not with a view to, or for sale in connection with, any distribution any such shares. Each of CGE and Anjou (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investments in AWT and is capable of bearing the economic risks of such investment.

  3.24 Other Information. None of the documents or information delivered to AWT by any of CGE, Anjou or PSG in connection with its due diligence investigation of the PSG Group contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which such statements were made, not misleading.

                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF AWT

  AWT represents and warrants to each of CGE and Anjou as of the date hereof and as of the Closing Date that:

  4.1 Corporate Existence and Power. AWT is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

  4.2 Corporate Authorization. (a) The execution, delivery and performance by AWT of this Agreement are within the corporate powers of AWT and, except for any required approval by AWT's stockholders, have been duly authorized by all necessary corporate action on the part of AWT. This Agreement constitutes a valid and binding agreement of AWT enforceable against it in accordance with its terms.

  (b) The Shares and the Series A Preferred, when issued and delivered to and paid for by Anjou and CGE, as the case may be, pursuant to this Agreement, will be validly issued, fully paid and non-assessable, and such Shares and Series A Preferred will be free of pre-emptive or similar rights. The Shares reserved for issuance upon conversion of the Series A Preferred have been duly authorized by AWT and reserved for issuance upon such conversion and, when issued upon such conversion in accordance with the terms of the

Certificate of Designations for the Series A Preferred, will have been validly issued, fully paid and non-assessable, and such Shares will be free of pre-emptive or similar rights.

  4.3 Governmental Authorization. The execution, delivery and performance by AWT of this Agreement require no action by or in respect of, or filing with, any governmental body, agency or official other than (i) compliance with any applicable requirements of the HSR Act; (ii) compliance with any applicable requirements of the 1934 Act; (iii) compliance with the rules and regulations of the American Stock Exchange; (iv) any filings to be made in Minnesota or Delaware, as the case may be, in connection with the Merger and the Certificate of Designations of the Series A Preferred; and (v) any such action or filing as to which the failure to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect.

  4.4 Non-Contravention. The execution, delivery and performance by AWT of this Agreement do not and will not (i) violate the certificate of incorporation or bylaws of AWT or (ii) assuming compliance with the matters referred to in
Section 4.3, violate any applicable law, rule, regulation, judgment, injunction, order or decree except, in the case of clause (ii), to the extent that any such violation would not, individually or in the aggregate, have a Material Adverse Effect.

  4.5 Capitalization. (a) The authorized capital stock of AWT consists of 100,000,000 shares of Common Stock, par value $0.001 per share and 2,500,000 shares of preferred stock, par value $0.01 per share. As of the date hereof, there were outstanding (i) 25,313,281 shares of Common Stock, (ii) no shares of preferred stock, (iii) $115,000,000 aggregate principal amount of 8% Convertible Subordinated Debentures, convertible into shares of Class A Common Stock at a conversion price of $30.00 per share and (iv) employee stock options to purchase an aggregate of 2,197,025 Shares (of which options to purchase an aggregate of 891,580 Shares were exercisable).

  (b) All outstanding Shares have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in this Section 4.5, there are no outstanding (i) shares of capital stock or voting securities of AWT, (ii) securities of AWT convertible into or exchangeable for shares of capital stock or voting securities of AWT or (iii) options or other rights to acquire from AWT, or other obligation of AWT to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of AWT (the items in clauses (i), (ii) and (iii) being referred to collectively as the "AWT SECURITIES"). There are no outstanding obligations of PSG to repurchase, redeem or otherwise acquire any AWT Securities.

  4.6 SEC Filings. (a) AWT has delivered to CGE the annual report on Form 10-K for its fiscal year ended October 31, 1993 (the "COMPANY 10-K") and the quarterly report on Form 10-Q for its quarter ended January 31, 1994 (the "COMPANY 10-Q").

  (b) As of its respective filing date, the Company 10-K and the Company 10-Q did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

  4.7 Financial Statements. (a) The audited consolidated financial statements for the fiscal years ended October 31, 1992 and October 31, 1993 of AWT included in the Company 10-K and (b) the unaudited consolidated financial statements for the quarter ended January 31, 1994 of AWT included in the Company 10-Q as filed with the Commission fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto and except for normal year-end adjustments), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and statement of cash flows for the periods then ended.

  4.8 Absence of Certain Changes. Except as set forth on Schedule 4.8, since January 31, 1994, the business of AWT has been conducted in the ordinary course consistent with past practices and there has not been:

    (i) any event, occurrence, development or state of circumstances or facts which has had or would reasonably be expected to have a Material Adverse Effect;

    (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of AWT, or any repurchase, redemption or other acquisition by AWT of any outstanding shares of capital stock or other securities of, or other ownership interests in, AWT;

    (iii) any amendment of any material term of any outstanding security of AWT;

    (iv) any incurrence, assumption or guarantee by AWT of any indebtedness for borrowed money, except in the ordinary course of business consistent with past practices;

    (v) any creation or assumption by AWT of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

    (vi) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of AWT which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

    (vii) any change in any method of accounting or accounting practice by AWT;

    (viii) any (A) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer or employee of AWT (or any amendment to any such existing agreement), (B) grant of any severance or termination pay to any director, officer or employee of AWT, or
  (C) change in compensation or other benefits payable to any director, officer or employee of AWT pursuant to any severance or retirement plans or policies thereof, other than in the ordinary course of business consistent with past practices; or

    (ix) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of AWT, which employees were not subject to a collective bargaining agreement at January 31, 1994, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of AWT.

  4.9 No Undisclosed Material Liabilities. Other than liabilities disclosed, or provided for, in the Company 10-Q or otherwise disclosed to CGE in writing, (i) there exist no liabilities of AWT or its consolidated Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute or otherwise and (ii) there is no existing condition, situation or set of circumstances which would result in such a liability, except in the case of each of clauses (i) and (ii) for liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

  4.10 AWT Proxy Materials. (a) The AWT Proxy Materials will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act.

  (b) Each time any AWT Proxy Materials are distributed to stockholders of AWT or any other solicitation of stockholders of AWT is made by or on behalf of AWT or any Affiliate of AWT, and at the time the stockholders of AWT vote on the issuance of AWT Securities pursuant to this Agreement, the AWT Proxy Materials (as supplemented and amended, if applicable) will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which the statements were made, not misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading. The representations and warranties contained in this Section 4.10 will not apply to statements or omissions included in the AWT Proxy Materials based upon information furnished to AWT in writing by CGE, Anjou or PSG specifically for use therein.

  4.11 Compliance with Contracts. Neither AWT nor any of its Subsidiaries is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (i) any mortgage, loan agreement, indenture or evidence of indebtedness for borrowed money to which AWT or any of its Subsidiaries is a party or by which AWT or any of its Subsidiaries or any material amount of their assets is bound or (ii) any judgment, order or injunction of any court, arbitrator or governmental body, agency, official or authority which defaults or potential defaults under either clauses (i) or (ii), individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

  4.12 Litigation. Except as disclosed in Schedule 4.12, there is no action, suit, investigation or proceeding pending against, or to the knowledge of AWT threatened against or affecting, AWT before any court or arbitrator or any governmental body, agency or official (i) which would reasonably be expected to have a Material Adverse Effect or (ii) which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

  4.13 Compliance with Laws and Court Orders; No Defaults. (a) AWT is not in violation of any applicable law, rule, regulation, judgement, injunction, order or decree except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

  (b) AWT is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, any agreement or other instrument binding upon AWT or any license, franchise, permit or similar authorization held by AWT, which defaults or potential defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

  4.14 Insurance Coverage. AWT has furnished to Anjou a list of, and true and complete copies of, all insurance policies and fidelity bonds relating to the assets, business, operations, employees, officers or directors of AWT. There is no claim by AWT pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights, except for such claims which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All premiums payable under all such policies and bonds have been paid timely and AWT has otherwise complied fully with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since November 1, 1993 and remain in full force and effect. Such policies and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of AWT. Except as disclosed in Schedule 4.14, AWT shall after the Closing continue to have coverage under such policies and bonds with respect to events occurring prior to the Closing.

  4.15 Finders' Fees. Except for Allen & Company Incorporated, whose fees will be paid by AWT, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of AWT who might be entitled to any fee or commission from either CGE or Anjou or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

  4.16 Employee Benefit Plans. (a) Schedule 4.16 identifies each AWT Employee Plan. AWT has furnished or made available to CGE copies of the AWT Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof together with (i) the most recent annual report prepared in connection with any AWT Employee Plan (Form 5500 including, if applicable, Schedule B thereto) and (ii) if applicable, the most recent actuarial valuation report prepared in connection with any AWT Employee Plan.

  (b) Neither AWT nor any of its ERISA Affiliates has incurred, or reasonably expects to incur prior to the Closing Date, any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA that could become a liability of CGE or any of its ERISA Affiliates after the Closing Date. To the best knowledge of AWT, no condition exists that (i) could constitute grounds for termination by the PBGC of any AWT Employee Plan that is subject to Title IV of ERISA that is maintained solely by AWT or any of its ERISA Affiliates (ii) or presents a material risk of complete or partial withdrawal from any Multiemployer Plan under Title IV of ERISA other than a complete or partial withdrawal that would not have a Material Adverse Effect.

  (c) Each AWT Employee Plan (other than a Multiemployer Plan) that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified or can become so qualified within the remedial amendment period of Section 401(b) of the Code and, to the best knowledge of AWT, no event has occurred since the date of such determination that would adversely affect such qualification or affect the ability to become so qualified within the remedial amendment period of Section 401(b) of the Code; each trust created under any such Plan has been determined by the Internal Revenue Service to be exempt from tax under Section 501(a) of the Code or can be so determined within the aforesaid remedial amendment period and, to the best knowledge of AWT, no event has occurred since the date of such determination that would adversely affect such exemption or affect the ability to be determined to be exempt within the aforesaid remedial amendment period. AWT has furnished or made available to CGE the most recent determination letter of the Internal Revenue Service relating to each such AWT Employee Plan. To the best knowledge of AWT, each AWT Employee Plan (other than a Multiemployer Plan) has been maintained in substantial compliance with its terms and substantially with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for any instance of non-compliance that would not have a Material Adverse Effect.

  (d) Schedule 4.16 identifies each AWT Benefit Arrangement. AWT has furnished or made available to CGE copies or descriptions of each AWT Benefit Arrangement. To the best knowledge of AWT, each AWT Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, except for any instance of non-compliance that would not have a Material Adverse Effect.

  (e) Schedule 4.16 identifies each AWT International Plan. AWT has furnished to CGE copies of each AWT International Plan. To the best knowledge of AWT, each AWT International Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations (including any special provisions relating to qualified plans where such Plan was intended to so qualify) and has been maintained in good standing with applicable regulatory authorities, except for any instance of non-compliance or failure to be so maintained that would not, in either case, have a Material Adverse Effect.

  (f) All representations and warranties contained in the foregoing subsections of this Section 4.16 are subject to such limitations and exceptions as are specificallly noted in Schedule 4.16.

  4.17 Taxes. Except as disclosed in the financial statements included in the Company 10-K or the Company 10-Q (including the notes thereto) or on Schedule
4.17 and except for Taxes, the liability for which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) all material Tax returns, statements, reports and forms required to be filed with any Taxing authority by or on behalf of AWT or any of its Subsidiaries (collectively, the "Returns"), have been or will be filed when due in accordance with all applicable laws except where failure to so file would not subject AWT or any AWT Subsidiary to liabilities or penalties; (ii) as of the time of filing, the Returns correctly reflected in all material respects (and, as to any Returns not filed as of the date hereof, will correctly reflect) the facts regarding the income, business, assets, operations, activities and status of AWT and each AWT Subsidiary; (iii) AWT and each of its Subsidiaries has timely paid, withheld or made provision for all Taxes shown as due and payable on the Returns that have been filed; (iv) the charges, accruals and reserves for Taxes with respect to AWT and its Subsidiaries for any Tax period (or portion thereof) ending on or before the Closing Date (excluding any provision for deferred income taxes) reflected on the books of AWT and its Subsidiaries are adequate to cover such Taxes; (v) neither AWT nor any of its Subsidiaries is delinquent in the payment of any material Tax and has not requested any extension of time within which to file or send any Return, which Return has not since been filed or sent; (vi) neither AWT nor any of its Subsidiaries (or any member of any affiliated or combined group of which AWT or any AWT Subsidiary is or has been a member) has granted any extension or waiver of the limitation period applicable to any Returns; (vii) there is no claim, audit, action, suit, proceeding or investigation now pending or threatened against or with respect to AWT or any of its Subsidiaries of which AWT is aware in respect of any material Tax or assessment; and (viii) there are no material liens for Taxes upon the assets of AWT or its Subsidiaries except liens for current Taxes not yet due.

  4.18 Purchase for Investment. AWT is acquiring all of the outstanding shares of capital stock of the PSG Group for investment for its own account and not with a view to, or for sale in connection with, any distribution any shares of capital stock of PSG. AWT (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investments in PSG and is capable of bearing the economic risks of such investment.

  4.19 Other Information. None of the documents or information delivered to CGE or Anjou by AWT in connection with their due diligence investigation of AWT contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which such statements were made, not misleading.

                                   ARTICLE 5

                          COVENANTS OF CGE AND ANJOU

  CGE and Anjou agree that:

  5.1 Conduct of the PSG Group. From the date hereof until the Closing Date, except as provided in Section 8.4 with respect to payments to Anjou in respect of Taxes of the PSG Group, CGE and Anjou shall cause the PSG Group to conduct its business in the ordinary course consistent with past practice and to use its best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, CGE and Anjou will not permit the PSG Group to:

   (i) adopt or propose any change in its articles of incorporation or bylaws;

   (ii) merge or consolidate with any other Person or acquire a material amount of assets of any other Person;

   (iii) except as previously disclosed to AWT, modify or enter into any employee benefit arrangements or any agreements with employees or grant any severance or termination compensation rights to employees;

   (iv) sell, lease, license or otherwise dispose of any material assets or property except (A) pursuant to existing contracts or commitments and (B) in the ordinary course consistent with past practice; or

   (v)    agree or commit to do any of the foregoing.

CGE and Anjou will not, and will not permit PSG to (A) take or agree or commit to take any action that would make any representation and warranty of CGE and Anjou hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date or (B) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

  5.2 Access to Information. From the date hereof until the Closing Date, CGE and Anjou will (i) give, and will cause PSG to give, AWT, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of the PSG Group and to the books and records of Anjou relating to the PSG Group, (ii) furnish, and will cause the PSG Group to furnish, to AWT, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the PSG Group as such Persons may reasonably request and
(iii) instruct the employees, counsel and financial advisors of CGE, Anjou or the PSG Group to cooperate with AWT in its investigation of the PSG Group.

  5.3 Notices of Certain Events. CGE and Anjou shall promptly notify AWT of:

   (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

   (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

   (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting CGE, Anjou or PSG that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
 Section 3.14 or that relate to the consummation of the transactions contemplated by this Agreement.

  5.4 Resignations. Anjou will deliver to AWT the resignations of all directors of PSG who will not be officers, directors or employees of AWT or any of its Affiliates after the Closing Date from their positions with PSG at or prior to the Closing Date.

  5.5 Voting of Shares; Acquisitions of Shares. (a) CGE will vote, or cause to be voted, all Shares of AWT that CGE beneficially owns to approve the issuance of AWT Securities pursuant to this Agreement at any meeting of the stockholders of AWT, and at any adjournment thereof, at which the issuance of AWT Securities pursuant to this Agreement is submitted for the consideration and vote of the stockholders of AWT.

  (b) Prior to Closing, CGE will give AWT two days' prior written notice of any acquisition of more than 1% of the outstanding Shares. After Closing, CGE will give AWT one days' prior written notice of any sale of Shares or Series A Preferred held by CGE or its Affiliates if to the knowledge of CGE such sale would result in any Person beneficially owning more than 15% of the outstanding Shares.

  5.6 Joint Efforts. CGE agrees on behalf of itself and its Affiliates that, after Closing, for so long as CGE and its Affiliates are the largest stockholder of AWT, AWT shall be CGE's exclusive vehicle in the United States, its possessions and its territories for its water and waste water management and air pollution activities. After Closing, CGE shall, and shall cause its Affiliates to, assist AWT in developing its water and waste water management and air pollution activities in both Canada and Mexico, subject to existing contractual agreements and taking into account the respective interests of AWT on the one hand and CGE and its Affiliates, on the other. CGE shall, and shall cause its Affiliates to, offer AWT an active participation in any new water management investments by CGE or any of its Affiliates in the United States which are too capital intensive for AWT to undertake on a stand-alone basis. In addition, CGE and its Affiliates, on the one hand, and AWT on the other, will establish a privileged commercial relationship for the development of air pollution activities in Europe.

  5.7 Other Agreements. In the event that CGE materially breaches any of its obligations or representations contained herein (including, but not limited to, its obligation under the last sentence of Section 6.1) or with respect to its financial undertakings contained in the certain letter dated March 18, 1994 to AWT, CGE agrees that the provisions of Article VI of the Stock Purchase Agreement dated May 13, 1990 been CGE and AWT shall be reinstated for an additional three-year period from the date hereof.

                                   ARTICLE 6

                               COVENANTS OF AWT

  AWT agrees that:

  6.1 Conduct of Business. From the date hereof until the Closing Date, AWT and its Subsidiaries shall conduct their businesses in the ordinary course consistent with past practice and shall use their best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, AWT will not:

   (i) adopt or propose any change in its certificate of incorporation or bylaws, except as contemplated hereby;

   (ii) adopt any stockholders rights plan (or any arrangement which is designed to disadvantage CGE on the basis of the size of its shareholdings);

   (iii) make any material change in its capital structure or issue any capital stock except pursuant to any outstanding securities or options;

   (iv) merge or consolidate with any other Person or acquire a material amount of assets of any other Person, except as contemplated hereby;

   (v) sell, lease, license or otherwise dispose of any material assets or property except (A) pursuant to existing contracts or commitments and (B) in the ordinary course consistent with past practice; or

   (vi)   agree or commit to do any of the foregoing.

AWT will not, and will not permit any of its Subsidiaries to (a) take or agree or commit to take any action that would make any representation and warranty of AWT hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date or (b) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time. The foregoing restrictions shall terminate in the event that (i) CGE materially breaches any of its obligations or representations contained herein or in its financial undertakings to AWT as set forth in that certain letter dated March 18, 1994 or (ii) CGE commences a tender offer for or acquires more than 1% of the outstanding shares of Class A Common Stock (except as contemplated hereby) or commences any solicitation of proxies from AWT's stockholders not approved by AWT's Board of Directors.

  6.2 Access to Information. From the date hereof until the Closing Date, AWT will (i) give CGE, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of AWT, (ii) furnish to CGE, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to AWT as such Persons may reasonably request and (iii) instruct the employees, counsel and financial advisors of AWT to cooperate with CGE in its investigation of AWT.

  6.3 Notices of Certain Events. AWT shall promptly notify CGE of:

   (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

   (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

   (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting AWT that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.14 or that relate to the consummation of the transactions contemplated by this Agreement.

  6.4 Stockholder Meeting; Proxy Materials. AWT shall cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable for the purpose of approving the issuance of AWT Securities pursuant to this Agreement. The board of directors of AWT shall, subject to their fiduciary duties under applicable law as advised by counsel, recommend to AWT's stockholders approval of the issuance of AWT Securities pursuant to this Agreement. In connection with such meeting, AWT (i) will promptly prepare and file with the SEC, will use its best efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable a proxy statement and all other AWT Proxy Materials for such meeting as may be required under applicable law, (ii) will use its best efforts to obtain the necessary approval by its stockholders of the issuance of AWT Securities pursuant to this Agreement and (iii) will otherwise comply with all legal requirements applicable to such meeting.

  6.5 No-Shop. AWT shall not nor shall AWT permit any of its Subsidiaries or any of its or their respective officers, directors, employees, agents or advisers to initiate, solicit or encourage, or take any other action to facilitate (including by way of furnishing nonpublic information, except to the extent determined in good faith by the Board of Directors of AWT (the "BOARD") based on the advice of counsel to be legally required for the discharge by the Board of its fiduciary duties), any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any takeover proposal (as defined below) or, except to the extent determined in good faith by the Board based on the advice of counsel to be legally required for the discharge by the Board of its fiduciary duties, agree to or endorse any takeover proposal, or participate in any discussions or negotiations, or provide third-parties with any nonpublic information, relating to any such inquiry or proposal. AWT shall promptly inform CGE orally and in writing of any such inquiry or proposal. As used herein, "TAKEOVER PROPOSAL" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving AWT or any of its subsidiaries (other than that involving solely an acquisition of a business or assets by AWT or any of its subsidiaries) or any proposal or offer to acquire in any manner a significant (i.e., more than 10% of the then outstanding shares of AWT) equity interest in, or a significant (i.e., more than 10% of the consolidated total assets of AWT) portion of the assets of (including the stock or assets of subsidiaries), AWT, but excluding the transactions contemplated hereby.

  6.6 Access to Books and Records. AWT agrees that, after Closing and for so long as CGE beneficially owns directly or indirectly at least 26% of the outstanding Shares on a fully diluted basis, it will have access on reasonable terms to the books, records and employees of AWT and its subsidiaries and to the provision by AWT of all information reasonably requested by such party, subject to confidentiality obligations that at the time may be owed by AWT to third parties, to appropriate confidentiality arrangements and requirements of law.

  6.7 Registration Rights. AWT agrees that CGE and Anjou shall have the registration rights set forth in Exhibit C.

                                   ARTICLE 7

                        COVENANTS OF AWT, ANJOU AND CGE

  AWT, CGE and Anjou agree that:

  7.1 Intercompany Accounts; Bonding and Insurance. (a) All intercompany accounts between the CGE, Anjou or their Affiliates, on the one hand, and PSG, on the other hand, as of the Closing shall be settled (irrespective of the terms of payment of such intercompany accounts) in the manner provided in this Section. At least five business days prior to the Closing, Anjou shall prepare and deliver to AWT a statement setting out in reasonable detail the calculation of all such intercompany account balances based upon the latest available financial information as of such date and, to the extent requested by AWT, provide AWT with supporting documentation to verify the underlying intercompany charges and transactions. All such intercompany account balances shall be paid in full in cash prior to the Closing; provided (i) that all amounts for money borrowed or owed by the PSG Group to Anjou and its Affiliates as of December 31, 1993 ($8,513,000) shall be capitalized; (ii) the accrued pension liability of the PSG Group owed to Anjou and its Affiliates as of December 31, 1993 ($2,200,000) shall be capitalized; (iii) all accrued liabilities owed by the PSG Group to Anjou and its Affiliates in respect of projected self-insurance claims arising or accruing prior to Closing shall remain outstanding and Anjou shall invoice the PSG Group from time to time after Closing in respect of any losses or changes incurred by the PSG Group in respect of such self-insurance.

  (b) The increase in intercompany balances owed by PSG to Anjou and its Affiliates from December 31, 1993 through Closing shall remain outstanding as of Closing. Such amount shall remain outstanding as indebtedness owing to Anjou and its Affiliates and shall be evidenced by a promissory note of PSG which shall provide for interest at a rate per annum equal to the Prime Rate announced from time to time by Citibank, N.A. Interest and principal shall be repaid one year after the Closing Date. Prepayment without premium of principal (plus interest accrued through the date of prepayment) may be made at any time by PSG. Any increase in intercompany balances owed by PSG Canada to Anjou and its Affiliates from December 31, 1993 through Closing shall be capitalized on the Closing Balance Sheet.

  (c) As of Closing, the PSG Group shall no longer be provided insurance and self-insurance coverage under any insurance policies or self-insurance programs of Anjou and its Affiliates. Effective as of Closing, AWT will cause outstanding surety bonds issued for the benefit of the PSG Group under any of Anjou's surety agreements to be replaced by surety bonds issued under AWT's surety agreements.

  7.2 Board Representation; Management. (a) AWT agrees that CGE shall have the right to cause AWT to include, as nominees for AWT's Board of Directors recommended by the Board, a number of Directors (rounded down to the next whole number if the fraction referred to below is less than one-half or, if otherwise, rounded up to the next whole number) that is equal to the product of the total number of Directors on the Board times a fraction the numerator of which is the aggregate number of Shares owned by CGE and its affiliates (assuming conversion of the Series A Preferred (or other securities convertible into or exercisable or exchangeable for Shares) held by CGE or its Affiliates) and the denominator of which is the total number of Shares outstanding (assuming conversion of the Series A Preferred (or other securities convertible into or exercisable or exchangeable for Shares) held by CGE and its affiliates. AWT further agrees that CGE shall have the right to the same proportionate representation on all Committees of the Board (other than any Special Committee of independent directors formed to consider or approve any matters referred to in Section 7.3) as CGE is entitled to the Board hereunder.

  (b) Immediately after Closing, AWT shall cause the Board of Directors to consist of 11 Directors, with five directors designated by CGE (who may be Independent Directors (as defined below)), five Directors consisting of Messrs. Beck, Costle, Dowd, Morris and Senior and an additional Independent Director satisfactory to CGE. AWT and CGE agree that the Board shall have at least three Independent Directors at any time. For purposes of this Agreement, an "INDEPENDENT DIRECTOR" means any Director who is not an employee, agent or representative of AWT, CGE or any of their respective Affiliates or Associates and may include any person acting as outside counsel or financial advisor for either AWT or CGE or any of their respective Affiliates or Associates. All Independent Directors shall be satisfactory to CGE. AWT further agrees that the Chairman of the Board of AWT shall be designated by CGE.

  (c) AWT agrees that immediately after Closing, CGE shall have the right to designate the Chief Executive Officer and the Chief Financial Officer of AWT (and the Bylaws of AWT shall be amended to so reflect). CGE agrees that current AWT management will participate in the transition as mutually agreed by AWT and CGE. It is CGE's current intention to work with as many members of current management as possible. Mr. Beck shall continue as Chairman and Chief Executive Officer until Closing. CGE agrees to cause all agreements of AWT with its employees to be honored.

  7.3 Affiliate Transactions. CGE agrees on behalf of itself and its Affiliates that any transactions (or series of related transactions in a chain) between AWT and any of its Affiliates and CGE or any of its Affiliates or Associates shall be on an arms length basis. Any such transaction (or such series of transactions) having an aggregate value in excess of $1,000,000 and any settlement of the existing litigation between AWT and PRASA must be approved by a majority of the Independent Directors or a Special Committee thereof, acting in a separate meeting or by unanimous written consent. CGE, Anjou and AWT further agree that after Closing, all actions by AWT with respect to any claims by AWT against CGE or its Affiliates under this Agreement (including, without limitation, any adjustment of the purchase price pursuant to Section 2.4) shall be taken only by majority approval of such Independent Directors or Special Committee, so acting in a meeting or by written consent.

  7.4 Filings; Consents; Best Efforts. (a) Each of CGE, Anjou and AWT agrees to cooperate with each other in good faith and to use its reasonable best efforts in making all required governmental filings and obtaining at the earliest practicable date all necessary approvals and consents from governmental entities and third parties.

  (b) Each of the parties hereto agrees to use its reasonable best efforts to consummate the transactions contemplated hereby and to fulfill the conditions set forth herein.

                                   ARTICLE 8

                                  TAX MATTERS

  8.1 Tax Covenants. (a) Anjou and CGE jointly and severally covenant that Anjou will not cause or permit PSG, Utilities or PSG Canada (i) to take any action with respect to Taxes on the Closing Date other than as provided herein or in the ordinary course of business, (ii) to make any election or deemed election under Section 338 of the Code, or (iii) to make or change any Tax election, amend any Tax Return or take any tax position on any Tax Return, take any action, omit to take any action or enter into any transaction that results in any increased Tax liability or reduction of any Tax Asset of PSG, Utilities or PSG Canada. Anjou agrees that AWT and its Affiliates are to have no liability for any Tax resulting from any action referred to in the preceding sentence of Anjou or CGE, and agrees to indemnify and hold harmless AWT and its Affiliates against any such Tax; provided, however that the indemnity in this Section 8.1(a) shall not apply to Taxes of PSG, Utilities or PSG Canada that relate to a pre-Closing Tax period.

  (b) AWT covenants that it will not cause or permit PSG, Utilities or PSG Canada or any Affiliate of AWT (i) to take any action on the Closing Date other than in the ordinary course of business, including but not limited to the distribution of any dividend or the effectuation of any redemption that could give rise to any tax liability of Anjou or any Affiliate thereof, (ii) to make any election or deemed election under Section 338 of the Code, or (iii) to make or change any tax election, amend any tax Return or take any tax position on any tax Return, take any action, omit to take any action or enter into any transaction that results in any increased tax liability or reduction of any Tax Asset of Anjou in respect of any pre-Closing Tax period. AWT represents that it has no present plan or intention and covenants that during the two year period following the Closing Date it will not cause or permit (i) the issuance of any stock of PSG, Utilities or PSG Canada, (ii) the liquidation, merger or consolidation with any other person, distribution or disposition of assets (other than in the ordinary course of business) of PSG, Utilities or PSG Canada,
(iii) the sale, distribution, transfer, exchange or other disposition of the stock of PSG, Utilities or PSG Canada, (iv) the discontinuance of the active conduct of the trade or business of PSG or PSG Canada or (v) to the best of its knowledge, pay any consideration to Anjou or CGE with respect to this transaction except as provided for in this Agreement. AWT further covenants that it will not take, cause or permit any action that jeopardizes the tax-free status of the Merger or the Exchange. AWT agrees that Anjou and its Affiliates are to have no liability for any Tax resulting from any action or breach of representation, referred to in the preceding three sentences, of PSG,

Utilities or PSG Canada, AWT or any Affiliate of AWT, and agrees to indemnify and hold harmless Anjou and its Affiliates against any such Tax. Notwithstanding the foregoing, AWT may take action inconsistent with the covenants contained in the second sentence of this Section 8.1(b) if, on the basis of valid representations, it obtains an opinion (reasonably satisfactory to Anjou) from nationally recognized tax counsel to the effect that the likelihood that such action will cause Anjou to recognize taxable income by virtue of the Exchange or Merger is remote, provided, however, that any action taken pursuant to the procedures provided in this sentence shall not relieve AWT of its indemnity obligations under this Section 8.1(b).

  (c) For any Taxable period of PSG, Utilities or PSG Canada that includes (but does not end on) the Closing Date, AWT shall prepare, or cause to be prepared, all Returns required to be filed by the PSG, Utilities or PSG Canada. Any such Return shall be prepared in a manner consistent with past practice and without a change of any election or any accounting method and shall be submitted by AWT to Anjou (together with schedules, statements and, to the extent requested by Anjou, supporting documentation) at least 60 days prior to the due date (including extensions) of such Return. Anjou shall have the right at its own expense to review all work papers and procedures used to prepare any such Return. If Anjou, within 30 business days after delivery of any such Return, notifies AWT in writing that it objects to any items in such Return, the disputed items shall be resolved (within a reasonable time, taking into account the deadline for filing such Return) by a nationally recognized independent accounting firm chosen and mutually acceptable to both AWT and Anjou. Upon resolution of all such items, the relevant Return shall be adjusted to reflect such resolution and shall be binding upon the parties without further adjustment. The costs, fees and expenses of such accounting firm shall be borne equally by AWT and Anjou. If AWT fails to agree to the selection of an accounting firm within 10 days, Anjou shall have the right to adjust the relevant Return in the manner it deems appropriate and the Return as so adjusted shall be binding upon the parties without further adjustment.

  8.2 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Investment Agreement (including any New York State Gains Tax, New York City Transfer Tax and any similar tax imposed in other states or subdivisions) shall be borne and paid by the party on which imposed, provided, however, that such Taxes and fees that are joint obligations shall be borne and paid equally by Anjou and AWT. AWT will file all necessary Tax returns and other documentation with respect to all such Taxes and fees, and, if required by applicable law, CGE, Anjou, PSG, Utilities and PSG Canada will, and will cause their respective Affiliates to, join in the execution of any such Tax Returns and other documentation.

  8.3 Termination of Existing Tax Sharing Arrangements. Any and all existing Tax sharing arrangements between PSG, Utilities or PSG Canada and Anjou and any Affiliate of Anjou shall be terminated as of the Closing Date. After such date neither PSG, Utilities, PSG Canada, Anjou nor any Affiliate of Anjou shall have any further rights or liabilities thereunder (with respect to PSG, Utilities and PSG Canada). This Agreement shall be the sole Tax sharing agreement relating to PSG, Utilities and PSG Canada for all pre-Closing Tax periods.

  8.4 Tax Sharing. Immediately preceding the Closing, PSG and Utilities shall pay Anjou an amount equal to the Taxes of PSG and Utilities, as applicable (calculated in good faith in accordance with prior practice) with respect to all pre-Closing Tax periods for which no Return has yet been filed, except to the extent such amount is accounted for under Section 7.1 hereof.

  8.5 Cooperation on Tax Matters. (a) Anjou and AWT agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to PSG, Utilities and PSG Canada as is reasonably necessary for the filing of any Return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment. Anjou and AWT agree to retain or cause to be retained all books and records pertinent to PSG's Taxes, Utilities' Taxes or PSG Canada's Taxes and until the applicable period for assessment under applicable law (giving effect to any and all extensions or waivers) has expired, and to abide by or cause the abidance with all record retention agreements entered into with any Taxing authority. AWT and Anjou agree to give each other reasonable notice prior to transferring, discarding or destroying any such books and records relating to Tax matters and, if such other party so requests, it shall be allowed to take possession of such books and records. Anjou and AWT shall cooperate with each other in the conduct of any audit or other proceedings involving PSG, Utilities and PSG Canada for any Tax purposes and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this subsection.

  8.6 Indemnification by Anjou. (a) Anjou hereby indemnifies AWT against and agrees to hold it harmless from any (i) Tax of PSG, Utilities or PSG Canada and
(ii) liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), arising out of or incident to the imposition, assessment or assertion of any Tax (including Taxes reflected on PSG, Utilities or PSG Canada Tax Returns filed after the Closing), including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any Tax, in each case with respect to any pre-Closing Tax period and in each case incurred or suffered by AWT, any of its Affiliates or, effective upon the Closing, PSG, Utilities or PSG Canada (the sum of (i) and (ii) being referred to as a "Loss"); provided, however, that Anjou shall have no liability for the payment of any loss attributable to or resulting from any action described in Section 8.1(b) hereof, provided, further, that Anjou shall have no obligation to make any payment pursuant to this Section 8.6(a) if at the time the Loss is incurred or suffered by PSG, Utilities or PSG Canada, as the case may be, AWT no longer owns directly or indirectly PSG, Utilities or PSG Canada (or its successor), as the case may be; and provided, further, that Anjou shall have no obligation to make any payment to AWT pursuant to this Section 8.6(a) until the amount of all claims arising pursuant hereto in the aggregate (minus any Tax Benefit (as defined in Section 8.6(b) below) attributable thereto) exceeds the Basket, in which case AWT shall be entitled to indemnity for the full amount of all claims in excess of the Basket.

  (b) If Anjou's indemnification obligation under this Section 8.6 arises in respect of an adjustment which makes allowable to AWT, any of its Affiliates or, effective upon the Closing, PSG, Utilities or PSG Canada any deduction, amortization, exclusion from income or other allowance (a "Tax Benefit") which would not, but for such adjustment, be allowable, then any payment by Anjou to AWT shall be an amount equal to (x) the amount otherwise due but for this subsection (b), minus (y) the present value of the Tax Benefit (using a discount rate equal to 5 percent per annum) from the earliest time such Tax Benefit could be allowable multiplied (i) by the maximum federal or state, as the case may be, corporate tax rate in effect at the time Anjou's indemnification obligation arises or (ii) in the case of a credit, by 100 percent. The reduction provided for in clause (y) of this Section shall in no event reduce below zero Anjou's indemnification obligation under this Section 8.6.

  (c) If as a result of an adjustment Anjou makes a payment to any Taxing authority in respect of a Tax of PSG or Utilities with respect to any pre-Closing Tax period, then AWT shall promptly pay to Anjou an amount equal to such payment made by Anjou, provided, however, that any such payment by AWT shall not exceed an amount equal to (x) the positive balance, if any, in the Basket plus
(y) the Tax Benefit, if any, attributable to the adjustment giving rise to such payment.

  (d) The Basket shall be reduced by (i) the amount of any claim of AWT under
Section 8.6(a) hereof that is not paid in whole or part by Anjou solely by reason of there being a positive balance in the Basket, minus any Tax Benefit attributable thereto and (ii) the amount of any payment of AWT to Anjou under
Section 8.6(c) hereof, minus any Tax Benefit attributable thereto.

  (e) Any payment by Anjou pursuant to this Section 8.6 shall be made not later than 30 days after receipt by Anjou of written notice from AWT stating that any Loss has been paid by AWT, any of its Affiliates or, effective upon the Closing, PSG, Utilities or PSG Canada and the amount thereof and of the indemnity payment requested.

  (f) If any claim or demand for Taxes in respect of which indemnity may be sought pursuant to this Section 8.6 is asserted in writing against AWT, any of its Affiliates or, effective upon the Closing, PSG, Utilities or PSG Canada, AWT shall notify Anjou of such claim or demand within 30 days of receipt thereof, or such earlier time that would allow Anjou to timely respond to such claim or demand, and shall give Anjou such information with respect thereto as Anjou may reasonably request. The failure of AWT to promptly notify Anjou pursuant to the preceding sentence shall not relieve Anjou of its obligation to indemnify AWT under this Section 8.6, unless such failure prejudices Anjou's contest rights with respect to the indemnified item. Anjou may discharge, at any time, its indemnification obligation under this Section 8.6 by paying to AWT the amount of the applicable Loss, calculated on the date of such payment. Anjou may, at its own expense, participate in and, upon notice to AWT, assume the defense of any such claim, suit, action, litigation or proceeding (including any Tax audit). If Anjou assumes such defense, AWT shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Anjou. Whether or not Anjou chooses to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof.

  (g) Anjou shall not be liable under this Section 8.6 for (i) any Tax the payment of which was made without its prior written consent (other than pursuant to a final determination of a contest conducted in accordance with the provisions of this Section 8) or (ii) any settlements effected without the consent of Anjou, or resulting from any claim, suit, action, litigation or proceeding in which Anjou was not permitted an opportunity to participate.

  8.7 Refunds. AWT shall promptly pay or shall cause prompt payment to be made to Anjou of all refunds of Taxes and interest thereon received by AWT, any Affiliate of AWT, PSG, Utilities, or PSG Canada attributable to Taxes paid by Anjou, PSG, Utilities or PSG Canada (or any predecessor or Affiliate of Anjou) with respect to any pre-Closing Tax period. Anjou represents that there are currently no material refunds reflected on the December 31, 1993 balance sheet of the PSG Group either as receivables or as a reduction or adjustment to the reserves account.

  8.8 Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 8 shall survive for the full period of all statutes of limitations (giving effect to any waiver, mitigation or extension thereof plus 30 days).

                                   ARTICLE 9

                               EMPLOYEE BENEFITS

  9.1 Pension Plan. (a) On the Closing Date or as soon as practicable thereafter, Anjou shall cause the Trustee of the PSG Pension Plan to segregate, in accordance with the spin-off provisions set forth under Section 414(l) of the Code and in accordance with the provisions set forth below, the assets allocable to accrued benefits of active, retired and former employees of PSG or any of its Subsidiaries as of the Closing Date (the "Transferred Employees") and shall make any and all filings and submissions to the appropriate governmental agencies arising in connection with such segregation of assets and all necessary amendments to the PSG Pension Plan and related trust agreement to provide for the segregation of assets and the transfer of assets as described below.

  (b) The amount of such assets (the "Transfer Amount") shall be equal to the aggregate present value of accrued benefits of Transferred Employees under the PSG Pension Plan (including special early retirement benefits and death benefit coverage both before and after expected retirement ages) determined as of the Closing Date using the actuarial assumptions used in funding such Plan contained in the Foster Higgins

Anjou Pension Plan Actuarial Funding Report, Plan Year Beginning January 1, 1993, dated February, 1994. At AWT's request, Anjou shall provide to an actuary designated by AWT all information necessary to verify and agree with the calculation of the Transfer Amount.

  (c) As soon as practicable after the Closing Date, AWT shall establish or designate one or more defined benefit pension plans for the benefit of the Transferred Employees (the "Successor Pension Plan"), shall take all necessary action to qualify the Successor Pension Plan under the applicable provisions of the Code and shall make any and all filings and submissions to the appropriate governmental agencies required to be made by it in connection with the transfer of assets described below. As soon as practicable following the earlier of the receipt of a favorable determination letter from the Internal Revenue Service regarding the qualified status of the Successor Pension Plan (as amended to the date of transfer) or the issuance of indemnities satisfactory to Anjou and AWT, Anjou shall cause the trustee of the PSG Pension Plan to transfer the Transfer Amount for such Plan, increased or decreased by the earnings or losses attributable to the investment of such assets at the rate earned on thirty-day Treasury Notes determined as of the first business day of each month during the period from the Closing Date to the date of transfer described herein and reduced by any required benefit payments made to or in respect of any Transferred Employee covered by the PSG Pension Plan who retired or otherwise terminated service after the Closing Date and prior to the date of transfer described herein, to the appropriate trustee designated by AWT under the trust agreement forming a part of the Successor Pension Plan for the PSG Pension Plan.

  (d) In consideration for the transfer of assets described herein, the applicable Successor Pension Plan shall, effective as of the date of transfer described herein, assume all of the obligations of the PSG Pension Plan in respect of benefits accrued by Transferred Employees under the PSG Pension Plan (exclusive of benefits paid prior to the date of transfer described herein) on or prior to the Closing Date. Neither AWT nor PSG nor any of its Subsidiaries (nor any Pension Plan maintained by any of them) shall assume any other obligations or liabilities arising under or attributable to the PSG Pension Plan.

  9.2 Other Employee Plans. Anjou shall retain all obligations and liabilities under the PSG Group Employee Plans, PSG Group Benefit Arrangements and PSG Group International Plans in respect of any employee or former employee or any independent contractor (including any beneficiary or dependent thereof) who is not a Transferred Employee.

  9.3 Third Party Beneficiaries. No provision of this Article 9 shall create any third party beneficiary rights in any employee or former employee of the PSG Group (including any beneficiary or dependent thereof) in respect of continued employment or resumed employment and no provision of this Article 9 shall create any rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement.

                                  ARTICLE 10

                             CONDITIONS TO CLOSING

  10.1 Conditions to Obligations of AWT, CGE and Anjou. The obligations of AWT, CGE and Anjou to consummate the Closing are subject to the satisfaction of the following conditions:

   (i) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

   (ii) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

   (iii) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Closing under the provisions of Exon-Florio shall have been taken, made or obtained.

   (iv) The issuance of AWT Securities pursuant to this Agreement shall have been approved by the stockholders of AWT in accordance with applicable rules and regulations of the American Stock Exchange.

  10.2 Conditions to Obligation of AWT. The obligation of AWT to consummate the Closing is subject to the satisfaction of the following further conditions:

   (i) (A) Each of CGE and Anjou shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (B) the representations and warranties of CGE and Anjou contained in this Agreement and in any certificate or other writing delivered by CGE or Anjou pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date, and (C) AWT shall have received a certificate signed by the President or Vice President, or the equivalent, of each of CGE and Anjou to the foregoing effect.

   (ii) AWT shall have received an opinion of Davis Polk & Wardwell, special counsel to CGE and Anjou, dated the Closing Date, in form and substance reasonably satisfactory to AWT. In rendering such opinion, such counsel may rely upon certificates of public officers and, as to matters of fact, upon certificates of officers of CGE or Anjou, copies of which certificates shall be contemporaneously delivered to AWT.

   (iii) AWT shall have received an opinion of Bernard Portnoi, Conseil Juridique of CGE, dated the Closing Date, in form and substance reasonably satisfactory to AWT. In rendering such opinion, such counsel may rely upon certificates of public officers and, and as to matters of fact, upon certificates of officers of CGE, copies of which certificates shall be contemporaneously delivered to AWT.

   (iv) AWT shall have received a written opinion of Allen & Company Incorporated, AWT's financial advisors, to the effect that the transactions contemplated by this Agreement are fair, from a financial point of view, to the stockholders of AWT (other than CGE).

   (v) AWT shall have received all documents it may reasonably request relating to the existence of each of CGE, Anjou or PSG and their respective authority for this Agreement, all in form and substance reasonably satisfactory to AWT.

  10.3 Conditions to Obligation of CGE and Anjou. The obligation of CGE and Anjou to consummate the Closing is subject to the satisfaction of the following further conditions:

   (i) (A) AWT shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (B) the representations and warranties of AWT contained in this Agreement and in any certificate or other writing delivered by AWT pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date, and (C) CGE and Anjou shall have received a certificate signed by the Chief Executive Officer, President or any Senior Vice President of AWT to the foregoing effect.

   (ii) Anjou and CGE shall have received an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, special counsel to AWT, in form and substance reasonably satisfactory to CGE. In rendering such opinion, such counsel may rely upon certificates of public officers and, as to matters of fact, upon certificates of officers of AWT, copies of which certificates shall be contemporaneously delivered to CGE and Anjou.

   (iii) CGE and Anjou shall have received all documents it may reasonably request relating to the existence of AWT and the authority of AWT for this Agreement, all in form and substance reasonably satisfactory to CGE and Anjou.

                                  ARTICLE 11

                                  TERMINATION

  11.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

   (i)   by mutual written agreement of CGE, Anjou and AWT;

   (ii) by either CGE or AWT if the Closing shall not have been consummated on or before September 1, 1994;

   (iii) by either CGE or AWT if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

   (iv) by CGE if AWT has caused to be duly called and held a meeting of its stockholders as required by Section 6.4 and at such meeting the requisite number of votes were not obtained to approve the issuance of AWT Securities pursuant to this Agreement under applicable law.

  The party desiring to terminate this Agreement shall give notice of such termination to each other party.

  11.2 Effect of Termination. If this Agreement is terminated as permitted by
Section 11.1, termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties to this Agreement; provided that if such termination shall result from the willful failure of any party to fulfill a condition to the performance of the obligations of any other party or to perform a covenant of this Agreement or from a willful breach by any party to this Agreement, such party shall be fully liable for any and all damage, loss or expense incurred or suffered by the other party or parties as a result of such failure or breach. The provisions of Sections 5.7, 12.3 and 12.9 shall survive any termination hereof pursuant to Section 11.1.

                                  ARTICLE 12

                                 MISCELLANEOUS

  12.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

 if to AWT, to:

   Air & Water Technologies Corporation
   US Highway 22 West and Station Road
   Branchburg, New Jersey 08876
   Attention: General Counsel
   Fax: (908) 685-4029

   with a copy to:

   Mintz, Levin, Cohn, Ferris, Glovsky and Popeo
   One Financial Center
   Boston, Massachusetts 02111
   Attention: Richard R. Kelly, Esq.
   Fax: (617) 542-2241

 if to CGE or Anjou, to:

   Compagnie Generale des Eaux
   52, rue d'Anjou
   75384 Paris Cedex 08

   France
   Attention: Directeur General
   Fax: 011-331-4924-6666

   Anjou International Management Services, Inc.
   800 Third Avenue, 38th Floor
   New York, New York 10022
   Attention: President
   Fax: (212) 753-9301

   with a copy to:

   Davis Polk & Wardwell
   450 Lexington Avenue
   New York, New York 10017
   Attention: John A. Bick, Esq.
   Fax: (212) 450-4800

  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

  12.2 Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Closing Date if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

  12.3 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

  12.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that CGE may assign its right to purchase the Series A Preferred to Anjou or any of its Subsidiaries.

  12.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE.

  12.6 Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

  12.7 No Survival. Except for Sections 3.6 and 4.2 which shall survive for a period of one year after closing, the representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall not survive the Closing.

  12.8 Public Announcements. AWT and CGE shall agree on the form and content of any public announcements which shall be made concerning this Agreement or the transactions contemplated hereby and neither AWT nor CGE shall make any such public announcement without the consent of the other, except with respect to any public announcement or other public disclosure, to the extent either party determines, in good faith and with the advice of counsel, such announcement or disclosure is required by law or the rules or regulations of any exchange on which such party's securities are listed or to avoid undue risk that the transactions contemplated hereby will be enjoined or that such party, its officers, directors or representatives will be liable for damages as a result thereof.

  12.9 Entire Agreement; Exhibits. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement, except for the letter dated March 18, 1994 from CGE to AWT with respect to certain financial undertakings and the Confidentiality Agreement dated October 22, 1992 between CGE and AWT, to which Anjou hereby subscribes and agrees to be bound. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. All exhibits hereto constitute part of this Agreement and are expressly incorporated herein.

  12.10 Headings. The headings and the table of contents appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.

  12.11 Specific Performance. Each of the parties hereto agrees that any breach by it of any provision of this Agreement would irreparably injure the other parties and that money damages would be an inadequate remedy therefor. Accordingly, each of the parties hereto agrees that the other parties shall be entitled to one or more injunctions enjoining any such breach or requiring specific performance of this Agreement and consents to the entry thereof, this being in addition to any other remedy to which the non-breaching party is entitled at law or in equity.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                            AIR & WATER TECHNOLOGIES CORPORATION

                                 /s/ Eckardt C. Beck
                            By:---------------------------------------
                               Eckardt C. Beck
                               Chairman and Chief Executive Officer

                            COMPAGNIE GENERALE DES EAUX

                                 /s/ Jacques-Henri David
                            By:---------------------------------------
                               Jacques-Henri David
                               Directeur General

                            ANJOU INTERNATIONAL COMPANY

                                 /s/ Claudio Elia
                            By:---------------------------------------
                               Claudio Elia
                               President

                                                                       EXHIBIT A

                     AIR & WATER TECHNOLOGIES CORPORATION

                          CERTIFICATE OF DESIGNATION

           5 1/2% SERIES A CONVERTIBLE EXCHANGEABLE PREFERRED STOCK

                               ($0.01 par value)

  We, the undersigned,            and             of Air & Water Technologies
Corporation, a Delaware corporation (hereinafter called the "Corporation"), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware do hereby make this Certificate of Designation under the corporate seal of the Corporation and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors duly adopted the following resolutions:

  RESOLVED, that, pursuant to Article Fourth of the Certificate of Incorporation (which authorizes 2,500,000 shares of Preferred Stock, $0.01 par value, none of which are presently issued and outstanding), the Board of Directors hereby fixes the voting powers, designation and preferences and relative participating, optional and other special rights, and qualifications, limitations and restrictions of a class of Preferred Stock.

  RESOLVED, that each share of the Convertible Exchangeable Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

  (1) Number and Designation. 1,200,000 shares of the Preferred Stock of the Corporation shall be designated as 5 1/2% Series A Convertible Exchangeable Preferred Stock (the "Series A Preferred Stock").

  (2) Rank. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank prior to all classes or series of equity securities of the Corporation, including the Common Stock (as defined below).

  (3) Dividends. (a) Except as otherwise provided in paragraph (8) below, the holders of the shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends, at the annual rate of $2.75 per share, payable in cash quarterly in arrears in equal amounts on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1994, unless such day is not a business day, in which event on the next succeeding business day (each of such dates being a "Dividend Payment Date"), in preference to dividends on the Common Stock. Such dividends shall be paid to the holders of record at the opening of business on the record date for on such Dividend Payment Date.

  (b) Dividends shall accrue from the date of original issue of the Series A Preferred Stock (the "Series A Initial Issuance Date"). Dividends, other than for a full quarterly period, shall accrue on the basis of a year of 365 days and the actual number of days elapsed (including the first day but excluding the last day of such period). Quarterly dividends which are not paid in full in cash will cumulate without interest until such accumulated quarterly dividends shall have been declared and paid in cash by the Board of Directors of the Corporation. Any such declaration may be for a portion, or all, of the then accumulated dividends. Any accumulated dividends which are not paid will continue to cumulate in the manner described above.

  (c)(i) The holders of the shares of the Series A Preferred Stock shall be entitled to receive in preference to and in priority over dividends upon any of the Common Stock all accrued dividends provided for in this paragraph (3).

  (ii) The Corporation shall not declare, pay or set apart for payment any dividend on any of the Common Stock or make any distribution in respect thereof, either directly or indirectly, and whether in cash,

                                     I-A-1
obligations or shares of the Corporation or other property (all such dividends and distributions hereinafter referred to as a "Common Stock Distribution"), unless the holders of the shares of Series A Preferred Stock shall have received all accrued dividends which such holders are entitled to receive pursuant to paragraph (3) through and including the immediately preceding Dividend Payment Date or, if such Common Stock Distribution is made on a Dividend Payment Date, through and including such Dividend Payment Date. In no event may the Corporation retire, redeem, purchase or otherwise acquire for value (including acquiring, directly or indirectly, any equity interest in any Person which owns, legally or beneficially, any Common Stock) any of the Common Stock or make any payment on account of or set apart for payment money for a sinking or other similar fund for the purchase, redemption or other retirement of, any of the Common Stock, or permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Common Stock unless, prior to or contemporaneously with such retirement, redemption, purchase or acquisition, the holders of the shares of Series A Preferred Stock shall have received all accrued dividends which such holders are entitled to receive pursuant to paragraph (3) through and including the immediately preceding Dividend Payment Date or, if such retirement, redemption, purchase or acquisition is made on a Dividend Payment Date, through and including such Dividend Payment Date.

  (d) Subject to the foregoing provisions of this paragraph (3), paragraph (8) and applicable law, the Board of Directors may declare and the Corporation may pay or set apart for payment dividends on any of the Common Stock, may make any payment on account of or set apart for payment money for a sinking fund or other similar fund for the purchase, redemption or other retirement of, any of the Common Stock, and may make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property, and may purchase or otherwise redeem any of the Common Stock and the holders of the shares of the Series A Preferred Stock shall not be entitled to share therein.

  (e) All dividends paid with respect to shares of the Series A Preferred Stock pursuant to the foregoing provisions of this paragraph (3) shall be paid pro rata on each outstanding share of Series A Preferred Stock.

  (f) Each fractional share of Series A Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of Series A Preferred Stock pursuant to this paragraph (3), and all such dividends with respect to such outstanding fractional shares shall be fully cumulative and shall accrue (whether or not declared) without interest, and shall be payable in the same manner and at such times as provided for in the foregoing provisions of this paragraph (3) with respect to dividends on each outstanding share of Series A Preferred Stock.

  (4) Liquidation Preference. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $50 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up (including pro rata dividends for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up), whether or not declared to the date of such payment, before any payment shall be made or any assets distributed to the holders of any of the Common Stock. If the assets of the Corporation, or the proceeds thereof, are not sufficient to pay in full the liquidation payments payable on each outstanding share of Series A Preferred Stock, then each such share shall share ratably in such distribution of assets, or the proceeds thereof, in accordance with the amount which would be payable on such distribution if the amount to which each outstanding share of Series A Preferred Stock is entitled was paid in full. Except as provided in the preceding sentences, the holders of the shares of Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

  (b) For the purposes of this paragraph (4), neither the voluntary sale, lease, or other transfer of all or substantially all the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other Persons shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

                                     I-A-2

  (c) The liquidation payment with respect to each outstanding fractional share of Series A Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series A Preferred Stock.

  (5) Redemption. Shares of Series A Preferred Stock shall be redeemable by the Corporation as provided below (with all references in this paragraph (5) to a redemption price per share to be adjusted proportionally in respect of fractional shares).

  (a) The shares of Series A Preferred Stock shall not be redeemable prior to the Initial Redemption Date. The "Initial Redemption Date" shall be June 30, 1997.

  (b) At the option of the Corporation, shares of Series A Preferred Stock may be redeemed at any time or from time to time (subject to the provisions set forth below and paragraph (8)) on or after the Initial Redemption Date, in whole or in part, at the price (the "Redemption Price"), payable in cash, equal to the percentage set forth below of the liquidation preference per share for redemptions during the 12-month periods beginning on the Initial Redemption Date or the annual anniversaries thereof indicated below, plus, in each case, an amount equal to accrued and unpaid dividends thereon (whether or not declared and whether or not there are funds of the Corporation legally available for the payment of dividends), to the date fixed for redemption:

    12-MONTH PERIOD BEGINNING ON                                    PERCENTAGE
    ----------------------------                                    ----------
    Initial Redemption Date........................................   103.85%
    First Anniversary thereof......................................   103.30%
    Second Anniversary thereof.....................................   102.75%
    Third Anniversary thereof......................................   102.20%
    Fourth Anniversary thereof.....................................   101.65%
    Fifth Anniversary thereof......................................   101.10%
    Sixth Anniversary thereof......................................   100.55%
    Seventh Anniversary thereof and thereafter.....................   100.00%

Notwithstanding the foregoing, the Corporation may elect to redeem shares of Series A Preferred Stock at any time on or after the Initial Redemption Date and prior to the fourth anniversary of the Initial Redemption Date only if for at least 20 Trading Days during the period consisting of the 30 consecutive Trading Days ending on the date notice of such redemption is given, including the last Trading Day of such period, the Closing Price per share of Common Stock exceeds $18.75, as adjusted pursuant to paragraph (8)(h) (the "Redemption Threshold").

  (c) In the event that fewer than all of the shares of Series A Preferred Stock are to be redeemed pursuant to this paragraph (5), the Corporation shall call for redemption shares of Series A Preferred Stock pro rata among the holders, based on the number of shares of Series A Preferred Stock held by each holder, except that the Corporation may redeem all of the shares of Series A Preferred Stock held by any holders of fewer than 100 shares of Series A Preferred Stock (or all the shares of Series A Preferred Stock held by holders who would hold less than 100 shares of Series A Preferred Stock as a result of such redemption). Any redemption for which shares are called for redemption on a pro rata basis (whether or not some of the shares so called are subsequently converted pursuant to paragraph (8)) shall comply with this paragraph (5)(c).

  (d) In accordance with paragraph (7) hereof, the Corporation shall mail to the record holders of Series A Preferred Stock written notice of its intention to redeem shares of Series A Preferred Stock held by such holders.

  (6) Exchange. Subject to paragraph (8) below, commencing June 30, 1997, the Series A Preferred Stock shall be exchangeable, in whole and not in part, at the sole option of the Corporation, at any time, for the Corporation's 5 1/2% Convertible Subordinated Notes, a form of which is attached hereto as Attachment A

                                     I-A-3

(the "Exchange Notes"). The holders of the outstanding shares or fractional shares of Series A Preferred Stock will be entitled to receive in exchange for each share of Series A Preferred Stock to be exchanged by it Exchange Notes in a principal amount of $50 plus, with respect to each outstanding fractional share, a ratably proportionate amount thereof. An amount equal to all accrued but unpaid dividends on each such share to the date which coincides with the date of exchange shall be paid on such date (including pro rata dividends for the period from the last Dividend Payment Date to the date of exchange). At the time of any exchange hereunder, the rights of the holders of the shares of Series A Preferred Stock as stockholders of the Corporation shall cease, and the persons entitled to receive the Exchange Notes issuable upon exchange shall be treated for all purposes as the registered holders of such Exchange Notes as of the date which coincides with the date of exchange. In accordance with paragraph (7) hereof, the Corporation shall mail to the record holders of Series A Preferred Stock written notice of its intention to exchange shares of Series A Preferred Stock held by such holders. The Corporation will cause the Exchange Notes to be dated the date which coincides with the date of exchange thereof.

  (7) Procedure for Redemption or Exchange. (a) In the event the Corporation shall redeem or exchange shares of Series A Preferred Stock, notice of such redemption or exchange shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption or exchange date, to the holders of record of the shares to be redeemed or exchanged at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption or exchange date; (ii) the redemption price or exchange rate; (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price or exchange for the Exchange Notes; (iv) that dividends on the shares to be redeemed or exchanged will cease to accrue on such redemption date or the date of exchange; and (v) the number of shares to be redeemed or exchanged.

  (b) Notice having been mailed as aforesaid, from and after the redemption date or as of the exchange date (unless, in the case of a redemption, default shall be made by the Corporation in providing money for the payment of the redemption price or a Notice of Intention to Convert or Notice of Election to Convert has been delivered to the Corporation pursuant to paragraph (8)), dividends on the shares of Series A Preferred Stock shall cease to accrue, and such shares shall no longer be deemed to be outstanding and shall be cancelled and shall not be available for reissue or redesignation, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price or the Exchange Notes and any other amounts payable pursuant to paragraph (5) or paragraph (6)) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed or exchanged (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed or exchanged by the Corporation at the redemption price or exchange rate aforesaid.

  (c) The Corporation shall pay any and all issuance and delivery taxes that may be payable in respect of the issuance or delivery of Exchange Notes in exchange for shares of Series A Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Exchange Notes in a name other than that in which the shares of Series A Preferred Stock so exchanged were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

  (8) Conversion. (a) Subject to the provisions of this paragraph (8), the holders of the shares of Series A Preferred Stock shall have the right, at any time, from time to time, at such holder's option, to convert any or all outstanding shares (and fractional shares) of Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of a share of Series A Preferred Stock, adjusted as hereinafter provided, is referred to herein as the "Conversion Ratio." The Conversion Ratio as of the Series A Initial Issuance Date shall be 4.0, subject to adjustment from time to time pursuant to paragraph (8)(g) hereof. Notwithstanding any call for redemption pursuant to paragraph (5) or exchange pursuant to paragraph (6), the right to convert shares so

                                     I-A-4
called for redemption or exchange shall terminate at the close of business on the date immediately preceding the date fixed for such redemption or exchange, as the case may be, unless the Corporation shall default in making payment of the amount payable upon such redemption or in making the exchange and payment of any amount payable upon such exchange.

  (b)(i) In order to exercise the conversion privilege, the holder of the shares of Series A Preferred Stock to be converted shall surrender the certificate representing such shares at the office of the Corporation, with the Notice of Election to Convert completed and signed. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series A Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

  (ii) As promptly as practicable after the surrender by the holder of the certificates for shares of Series A Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph (8).

  (iii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of Series A Preferred Stock surrendered times the Conversion Ratio in effect at such time on such date. All shares of Common Stock delivered upon conversion of the Series A Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing shares of Series A Preferred Stock, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph (8).

  (c)(i) Upon delivery to the Corporation by a holder of shares of Series A Preferred Stock of a Notice of Election to Convert or a Notice of Intention to Convert, the right of the Corporation to redeem such shares of Series A Preferred Stock shall terminate, regardless of whether a notice of redemption has been mailed as aforesaid.

  (ii) From the date of delivery by a holder of shares of Series A Preferred Stock of such Notice of Election to Convert or such Notice of Intention to Convert, in lieu of dividends on such Series A Preferred Stock pursuant to paragraph (3), such Series A Preferred Stock shall participate equally and ratably with the holders of shares of Common Stock in all dividends paid on the Common Stock as if such shares of Series A Preferred Stock had been converted to shares of Common Stock at the time of such delivery.

  (iii) If a Notice of Intention to Convert or a Notice of Election to Convert is delivered by a holder of shares of Series A Preferred Stock to the Corporation before the delivery by the Corporation to such holder of a notice of redemption, such holder shall be entitled to receive all accrued dividends which such holder is entitled to receive pursuant to paragraph (3). In addition, such holder at the opening of business on a Dividend Payment Date shall be entitled to receive the dividend payable on such shares on such Dividend Payment Date notwithstanding the Corporation's default in payment of the dividend due on such Dividend Payment Date. Such dividends shall be in preference to and in priority over any dividends on the Common Stock.

                                     I-A-5

  (iv) If, after receipt by a holder of shares of Series A Preferred Stock of a notice of redemption pursuant to paragraph (5), such holder delivers to the Corporation a Notice of Intention to Convert or a Notice of Election to Convert, such Series A Preferred Stock shall cease to accrue dividends pursuant to paragraph (3) but such shares shall continue to be entitled to receive all accrued dividends which such holder is entitled to receive pursuant to paragraph
(3) through the date of delivery of such Notice of Intention to Convert or such Notice of Election to Convert (including pro rata dividends for the period from the last Dividend Payment Date to the date of delivery of the Notice of Intention to Convert or the Notice of Election to Convert, as the case may be) in preference to and in priority over any dividends on the Common Stock. Such accrued dividends shall be payable to such holder when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, as provided in paragraph (3) above.

  (v) Except as provided above and in paragraph (8)(g), the Corporation shall make no payment or adjustment for accrued and unpaid dividends on shares of Series A Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends in cash on the shares of Common Stock issued upon such conversion.

  (d)(i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversions of the Series A Preferred Stock and Exchange Notes.

  (ii) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

  (e) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series A Preferred Stock pursuant hereto; provided, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

  (f) In connection with the conversion of any shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Daily Price per share of Common Stock on the Trading Day on which such shares of Series A Preferred Stock are deemed to have been converted. If more than one share of Series A Preferred Stock shall be surrendered for conversion by the same holder (or Affiliate of such holder) at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Series A Preferred Stock so surrendered.

  (g)(i) In case the Corporation shall at any time after the Series A Initial Issuance Date (I) declare a dividend or make a distribution on Common Stock payable in Common Stock, (II) subdivide or split the outstanding Common Stock,
(III) combine or reclassify the outstanding Common Stock into a smaller number of shares, (IV) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), or (V) consolidate with, or merge with or into, any other Person, the Conversion Ratio in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination, consolidation, merger or reclassification shall be proportionately adjusted so that the conversion of the Series A Preferred Stock after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Corporation (or shares of any security into which such shares of Common Stock have been combined, consolidated, merged or reclassified pursuant to clause (III), (IV) or (V) above) which, if this Series A Preferred Stock had been converted immediately

                                     I-A-6
prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger or reclassification, assuming such holder of Common Stock of the Corporation (x) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such recapitalization, sale or transfer was made, as the case may be ("constituent Person"), or an affiliate of a constituent Person and (y) failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer (provided, that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer is not the same for each share of Common Stock of the Corporation held immediately prior to such reclassification, change, consolidation, merger, recapitalization, sale or transfer by other than a constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this subparagraph (g) the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such adjustment shall be made successively whenever any event listed above shall occur.

  (ii) In case the Corporation shall issue or sell any Common Stock (other than Common Stock issued (I) upon conversion of the Series A Preferred Stock, the Exchange Notes or the 8% Convertible Subordinated Debentures due May 15, 2015,
(II) pursuant to the Corporation's Stock Option Plans or pursuant to any other Common Stock related employee compensation plan of the Corporation approved by the Corporation's Board of Directors or (III) upon exercise or conversion of any security the issuance of which caused an adjustment under paragraphs (g)(iii) or
(g)(iv) hereof) without consideration or for a consideration per share less than the then Conversion Price Per Common Share (as defined in paragraph (g)(vi)), the Conversion Ratio to be in effect after such issuance or sale shall be determined by multiplying the Conversion Ratio in effect immediately prior to such issuance or sale by a fraction, (A) the numerator of which shall be the product of the aggregate number of shares of Common Stock outstanding immediately after such issuance or sale and the Current Valuation Per Common Share (as defined in paragraph (g)(vi)) immediately prior to such issuance or sale and (B) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the time of such issuance or sale multiplied by the Current Valuation Per Common Share immediately prior to such issuance or sale and (y) the aggregate consideration, if any, to be received by the Corporation upon such issuance or sale. In case any portion of the consideration to be received by the Corporation shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Corporation; provided that if the holders of 25% of the Series A Preferred Stock shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to such holders to determine such fair market value. The holders shall be notified promptly of any consideration other than cash to be received by the Corporation and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors.

  (iii) In case the Corporation shall fix a record date for the issuance of rights, options or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the then Conversion Price Per Common Share on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Conversion Ratio shall be adjusted pursuant to paragraph (g)(ii) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (g)(ii) hereof. Such adjustment shall

                                     I-A-7
be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph
(g)), the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such record date had not been fixed, in the former event, or the Conversion Ratio which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock, in the latter event.

  (iv) In case the Corporation shall issue rights, options (other than options issued pursuant to a plan described in clause II of paragraph (g)(ii)) or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) or shall issue convertible securities, and the price per share of Common Stock of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the then Conversion Price Per Common Share, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Conversion Ratio shall be adjusted pursuant to paragraph (g)(ii) hereof as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (g)(ii) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph (g)), the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Conversion Ratio which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the Conversion Ratio shall be made pursuant to this paragraph (g)(iv) to the extent that the Conversion Ratio shall have been adjusted pursuant to paragraph (g)(iii) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

  (v) In case the Corporation shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of indebtedness, assets or other property (other than dividends payable in Common Stock or rights, options or warrants referred to in, and for which an adjustment is made pursuant to, paragraph
(g)(iii) hereof), the Conversion Ratio to be in effect after such record date shall be determined by multiplying the Conversion Ratio in effect immediately prior to such record date by a fraction, (A) the numerator of which shall be the Current Valuation Per Common Share on such record date, and (B) the denominator of which shall be the Current Valuation Per Common Share on such record date, less the fair market value (determined as set forth in paragraph (g)(ii) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such record date had not been fixed.

  (vi) For the purpose of any computation under paragraph (f) or paragraphs
(g)(ii), (iii), (iv) or (v) hereof, on any determination date, (I) the "Current Valuation Per Common Share" shall be the greater of the Current

                                     I-A-8

Market Price Per Common Share and the Conversion Price Per Common Share (each as defined below), (II) the "Current Market Price Per Common Share" shall be deemed to be the average (weighted by daily trading volume) of the Daily Prices (as defined below) per share of the applicable class of Common Stock for the 20 consecutive trading days immediately prior to such date, (III) the "Conversion Price Per Common Share" shall be deemed to be the amount in dollars which is equal to $50 divided by the Conversion Ratio immediately prior to such adjustment, and (IV) "Daily Price" means (1) if the shares of such class of Common Stock then are listed and traded on the American Stock Exchange, Inc. ("AMEX"), the closing price on such day as reported on the AMEX Composite Transactions Tape; (2) if the shares of such class of Common Stock then are not listed and traded on the AMEX, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; (3) if the shares of such class of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); or (4) if the shares of such class of Common Stock then are not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ. For purposes of any computation under this paragraph (g), the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation.

  (vii) No adjustment to the Conversion Ratio pursuant to paragraphs (g)(ii),
(iii), (iv) and (v) above shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Ratio; provided however, that any adjustments which by reason of this paragraph (g)(vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (g) shall be made to the nearest four decimal points.

  (viii) In the event that, at any time as a result of the provisions of this paragraph (g), the holder of this Series A Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of this Series A Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

  (h) Whenever an adjustment is made to the Conversion Ratio pursuant to paragraph (8)(g), the Redemption Threshold shall be adjusted by multiplying the Redemption Threshold by the Conversion Ratio in effect immediately prior to such adjustment and dividing such product by the Conversion Ratio in effect immediately after such adjustment. All adjustments pursuant to this paragraph
(8) shall be notified to the holders of this Series A Preferred Stock and such notice shall be accompanied by a Schedule of Computations of the adjustments.

  (9) Voting Rights. (a) Except as otherwise provided by applicable law, the holders of the shares of Series A Preferred Stock (i) shall be entitled to vote with the holders of the Common Stock on all matters submitted for a vote of holders of Common Stock, (ii) shall be entitled to a number of votes equal to the number of votes to which the shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock would have been entitled if such shares of Common Stock had been outstanding at the time of the applicable vote and related record date and (iii) shall be entitled to notice of any stockholders' meeting in accordance with the certificate of incorporation and by-laws of the Corporation.

  (b) So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the written consent or affirmative vote at a meeting called for that purpose of the holders of a majority of the shares of Series A Preferred Stock then outstanding, amend, alter or repeal, whether by merger, consolidation, combination, reclassification or otherwise, the Certificate of Incorporation or By-laws of the Corporation or of any provision thereof (including the adoption of a new provision thereof (including the adoption of a new provision thereof) which would result in an alteration or circumvention of the voting powers, designation and preferences and relative participating, optional and other special rights, and qualifications, limitations

                                     I-A-9
and restrictions of the Series A Preferred Stock; provided, however that any such amendment or alteration that changes the dividend payable on, or the liquidation preference or the par value of, the Series A Preferred Stock shall require the affirmative vote at a meeting of holders of Series A Preferred Stock duly called for such purpose, or the written consent, of the holder of each share of Series A Preferred Stock.

  (c) The consent or votes required in paragraph (b) above shall be in addition to any approval of stockholders of the Corporation which may be required by law or pursuant to any provision of the Corporation's Certificate of Incorporation or By-Laws, which approval shall be obtained by vote of the stockholders of the Corporation in the manner provided in paragraph (a) above.

  (10) Issuance and Amendment. (a) The Corporation will not issue more than 1,200,000 shares of Series A Preferred Stock and the number of shares designated as shares of Series A Preferred Stock may not be increased or decreased without the consent of the holders of a majority of the shares of Series A Preferred Stock outstanding.

  (b) Shares of Series A Preferred Stock which have been issued and reacquired in any manner, including shares purchased, redeemed, converted or exchanged, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) be cancelled and shall not be available for reissue or redesignation.

  (c) Upon any such reacquisition by the Corporation, a certificate identifying the shares reacquired, stating that reissuance of such shares is prohibited and reciting the retirement of such shares shall be executed, acknowledged and filed in accordance with provisions of the laws of the State of Delaware.

  (11) Definitions. The following terms, as used herein, have the following meanings:

  "By-Laws", with respect to a corporation, shall mean the by-laws, articles of association, or similar corporate organizational document.

  "Certicate of Incorporation", with respect to a corporation, shall mean the charter, certificate of incorporation, or similar corporate organizational document.

  "Common Stock" shall mean the Class A Common Stock, par value $0.001 per share, of the Corporation.

  "Common Stock Distribution" shall have the meaning set forth in paragraph
(3)(d)(ii).

  "Series A Preferred Stock" shall have the meaning set forth in paragraph (1).

  "Dividend Payment Date" shall have the meaning set forth in paragraph (3)(a).

  "Exchange Notes" shall have the meaning set forth in paragraph (6)

  "Notice of Election to Convert" shall mean the Notice of Election to Convert on the back of each certificate representing an outstanding share of Series A Preferred Stock.

  "Notice of Intention to Convert" shall mean a notice stating that the holder of the shares of Series A Preferred Stock intends to convert such shares pursuant to paragraph (8) upon receipt of the Required Approvals.

["STOCK OPTION PLANS" SHALL MEAN THE STOCK OPTION AND RESTRICTED STOCK AWARD PLAN AND THE EMPLOYEE STOCK PURCHASE PLAN OF THE CORPORATION.]

  "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

  "Person" shall mean any corporation, partnership, trust, organization, association, group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other entity or individual.

  "Required Approvals" shall mean any approvals or consents (including regulatory approvals) or the expiration of any waiting periods required for conversion of the outstanding shares of Series A Preferred Stock.

                                    I-A-10

  "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a day on which NASDAQ or other similar system as may be then in use is open for the reporting of bid and asked prices in the over-the-counter market, or, if bid and asked prices for the shares of Common Stock are not so reported by any such system, a Business Day.

  (12) General Provisions. (a) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

  (b) The holder of Series A Preferred Stock or Exchange Notes, by acceptance thereof, acknowledges and agrees that payments of dividends, interest, premium and principal on, and exchange, redemption and repurchase of, such securities by the Corporation are subject to restrictions contained in certain credit and financing agreements on the Corporation.

  IN WITNESS WHEREOF, Air & Water Technologies Corporation has caused this Certificate of Designation to be signed and attested by the undersigned this day
of              , 1994.

                            AIR & WATER TECHNOLOGIES CORPORATION

                            By__________________________________
                            Name:
                            Title:

                            By__________________________________
                            Name:
                            Title:

ATTEST:

_________________________________
Name:
Title:

                                    I-A-11

                                                                 Attachment A
                                                                       to
                                                                  Certificate of
                                                                   Designation

                     AIR & WATER TECHNOLOGIES CORPORATION

                     5 1/2% CONVERTIBLE SUBORDINATED NOTES

  FOR VALUE RECEIVED, Air & Water Technologies Corporation, a Delaware
corporation (the "Company"), hereby promises to pay to               or
registered assigns, the principal amount of              ($           ), on the
Maturity Date pursuant to Section 2.01 and promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate provided for in Section 2.02.

  This Note is one of the series designated 5 1/2% Convertible Subordinated Notes, limited in aggregate principal amount to $60,000,000 (the "Notes").

                                   ARTICLE I

                                  DEFINITIONS

  SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

  "Affiliate" of any Person means any other Person (other than, in the case of the Company, a Subsidiary and, in the case of a Subsidiary, the Company) directly or indirectly controlling, controlled by or under common control with such Person. As used in this definition of "Affiliate", the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

  "By-Laws", with respect to a corporation, shall mean the by-laws, articles of association, or similar corporate organizational document.

  "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) the obligations of such Person as lessee under which, in conformity with generally accepted accounting principles, are required to be capitalized on the balance sheet of that Person.

  "Capitalized Lease Obligation" means, as applied to any Person, the obligation of such Person under any Capitalized Lease to the extent required to be capitalized in accordance with generally accepted accounting principles.

  "Certificate of Incorporation", with respect to a corporation, shall mean the charter, certificate of incorporation, or similar corporate organizational document.

  "Common Stock" shall mean the Class A Common Stock, par value $0.001 per share, of the Company.

  "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person to purchase securities (or other property) for its own account which arise out of or in connection with the sale of the same or substantially similar securities or properties, (v) all obligations of such Person in respect of letters of credit or bankers' acceptances or other similar instruments (or reimbursement obligations with respect thereto), (vi) all obligations of such Person as lessee under Capitalized Leases, (vii) all Debt of others Guaranteed by such Person, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person and (ix) all renewals, extensions, refundings, deferrals, amendments or modifications of Debt described in clauses
(i), (ii), (iii), (iv), (v), (vii) and (viii) and all renewals and extensions of Capital Leases described in clauses (vi), (vii) and (viii).

                                    I-A-a-1

  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

  "Event of Default" has the meaning set forth in Article VII.

  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

  "Interest Payment Date" means the last Business Day of each March, June, September and December.

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement relating to such asset.

  "Maturity Date" means the earlier of (i) the tenth anniversary of the date of issue of this Note and (ii) any date fixed for redemption in accordance with
Article V.

  "Noteholder" means each Person which is a holder of any of the Notes, and their respective successors.

  "Notice of Election to Convert" shall mean the Notice of Election to Convert set forth in Schedule A to this Note.

  "Notice of Intention to Convert" shall mean a notice stating that the Noteholder intends to convert this Note pursuant to Article IV upon receipt of the Required Approvals.

  "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Company or a Subsidiary.

  "Person" shall mean any corporation, partnership, trust, organization, association, group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other entity or individual.

  "Required Approvals" shall mean any approvals or consents (including regulatory approvals) or the expiration of any waiting periods required for conversion of this Note.

  "Series A Preferred Stock" shall mean the 5 1/2% Series A Convertible Exchangeable Preferred Stock of the Company.

  ["STOCK OPTION PLANS" SHALL MEAN THE STOCK OPTION AND RESTRICTED STOCK AWARD PLAN AND THE EMPLOYEE STOCK PURCHASE PLAN OF THE CORPORATION.]

  "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

                                    I-A-a-2

  "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a day on which NASDAQ or other similar system as may be then in use is open for the reporting of bid and asked prices in the over-the-counter market, or, if bid and asked prices for the shares of Common Stock are not so reported by any such system, a Business Day.

                                  ARTICLE II

                       PAYMENT OF PRINCIPAL AND INTEREST

  SECTION 2.01. Mandatory Redemption. On the Maturity Date (the "Principal Repayment Date") the principal amount of this Note together with all accrued and unpaid interest to the Maturity Date shall be due and payable, and the Company shall repay such amount on the Maturity Date to the Noteholder.

  SECTION 2.02. Interest Rate. (a) Except as provided in Article IV, this Note shall bear interest on the outstanding principal amount thereof, for each day from the date of this Note until it becomes due, at a rate per annum equal to 5 1/2%. Such interest shall be payable in four equal quarterly payments in arrears on each Interest Payment Date and on the Maturity Date.

  (b) Any overdue principal of or interest on the Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to 6 1/2%.

  SECTION 2.03. Computation of Interest. Interest, other than interest for a quarterly period, shall be computed on the basis of a year of 365 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                  ARTICLE III

                                 SUBORDINATION

  SECTION 3.01. Definitions. The following term, as used in this Article, shall have the following meaning:

  "Superior Indebtedness" means all Debt of the Company (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company) other than the Notes.

  SECTION 3.02. Subordination to Superior Indebtedness. The Company and the Noteholders agree for the benefit of the holders of the Superior Indebtedness that the Notes shall, in the manner hereinafter set forth, be subordinate and junior in right of payment to all Superior Indebtedness of the Company.

  SECTION 3.03. Limitations on Payments and Acceleration. (a) Upon the maturity of all or any part of the Superior Indebtedness by lapse of time, acceleration or otherwise, such Superior Indebtedness shall first be paid in full, or such payment shall be duly provided for in cash or in a manner satisfactory to the holders of the Superior Indebtedness, before any payment by the Company is made on account of the principal of or interest on the Notes or to acquire the Notes.

  (b) In the event and during the continuation of any default in the payment of any principal of or interest on any Superior Indebtedness when due and payable (each a "Payment Default"), whether at maturity, upon any redemption, by declaration or otherwise, no payment shall be made by the Company on or with respect to the principal of, or interest on, the Notes or to acquire the Notes unless and until such Payment Default shall have been remedied. In any such event, no holder of the Notes shall accept or receive any payment of or on account of the Notes, notwithstanding the terms of the Notes.

                                    I-A-a-3

  (c) In the event that any event or condition shall occur and be continuing which would permit, or which with notice or lapse of time or both would permit, the holder or holders of any Superior Indebtedness (or a trustee acting on behalf of the holders thereof) to declare such Superior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable (each such event or condition being referred to in this Note as a "Non-Payment Default"), no payment shall be made by the Company on or with respect to the principal of, or interest on, the Notes or to acquire the Notes during any period commencing on the date written notice of such Non-Payment Default (a "Blockage Notice") shall have been given to the Company and the holders of the Notes by the holders of a majority in principal amount of the Superior Indebtedness then outstanding with respect to which such Non-Payment Default shall have occurred (or their authorized agent) and ending on the earliest to occur of the date (the "Blockage Expiration Date") (i) 180 days after the date of the Blockage Notice, (ii) such Non-Payment Default shall have been remedied or effectively waived or shall have ceased to exist and (iii) the Superior Indebtedness in respect of which such Non-Payment Default shall have occurred shall have been paid in full, provided that the foregoing provisions do not limit the number of Blockage Notices which may be given during any 360-day period, provided further that the number of days on which payment on the Notes may be prohibited under this subdivision (c) during any 360-day period shall not exceed 180 days. At the Blockage Expiration Date, the Company shall, subject to
Section 3.03(b), promptly pay the holder or holders of the Notes all sums not paid as a result of this Section 3.03(c). In any such event, no holder of the Notes shall accept or receive during any such period any payment of or an account of the Notes, notwithstanding the terms of the Notes.

  SECTION 3.04. Note Subordinated to Prior Payment of all Superior Indebtedness on Dissolution, Liquidation or Reorganization of Company. In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its creditors, in their capacity as creditors of the Company, or to substantially all of its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, then

     (a) the holders of all Superior Indebtedness shall first be entitled to receive payment in full of the principal thereof, interest and all other amounts payable thereon (accruing before and after the commencement of the proceedings) before any holder of the Notes is entitled to receive any payment on account of the principal of or interest on the Notes; and

     (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities to which any holder of the Notes would be entitled, but for the provisions of this Article III, shall be paid or distributed by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of the Superior Indebtedness or any other representative on behalf of the holders of Superior Indebtedness, to the extent necessary to make payment in full of all principal, interest and all other amounts payable on all Superior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of the Superior Indebtedness.

  SECTION 3.05. Rights of Holders of Superior Indebtedness;
Subrogation. (a) Should any payment or distribution or security or the proceeds of any thereof be collected or received by any holder of the Notes in respect of the Notes, and such collection or receipt is prohibited hereunder prior to the payment in full of the Superior Indebtedness, such holder will forthwith deliver the same to the holders of the Superior Indebtedness for the equal and ratable benefit of the holders of the Superior Indebtedness in precisely the form received (except for the endorsement or the assignment of or by such holder where necessary) for application to payment of all Superior Indebtedness in full, after giving effect to any concurrent payment or distribution to the holders of Superior Indebtedness and, until so delivered, the same shall be held in trust by such holder as the property of the holders of the Superior Indebtedness.

  (b) All payments and distributions received by the holders of the Superior Indebtedness in respect of the Notes, to the extent received in or converted into cash, may be applied by the holders of the Superior

                                    I-A-a-4

Indebtedness first to the payment of any and all reasonable out-of-pocket expenses (including attorney's fees and legal expenses) paid or incurred by the holders of the Superior Indebtedness or such representative in enforcing the provisions hereof or in endeavoring to collect or realize upon the Notes or any security therefor, and any balance thereof shall, solely as between any holder of the Notes, on the one hand, and the holders of the Superior Indebtedness, on the other hand, be applied by the holders of the Superior Indebtedness in such order of application as the holders of the Superior Indebtedness may from time to time select, toward the payment of the Superior Indebtedness remaining unpaid.

  (c) No holder of the Notes shall be subrogated to the rights of the holders of the Superior Indebtedness to receive payments or distributions of assets of the Company until all amounts payable with respect to the Superior Indebtedness shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Superior Indebtedness of any cash, property or securities to which any holder of the Notes would be entitled except for these provisions shall, as between the Company, its creditors other than the holders of the Superior Indebtedness, and such holders of the Notes, be deemed to be a payment by the Company to or on account of the Superior Indebtedness.

  (d) Subject to the payment in full of all Superior Indebtedness, the holders of the Notes shall be subrogated (equally and ratably with the holders of all subordinated indebtedness of the Company which, by its terms, is not superior in right of payment to the Notes, and ranks on a parity with the Notes) to the rights of the holders of Superior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Superior Indebtedness until all amounts owing on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Notes of cash, property, securities or other assets by virtue of the subrogation herein provided which otherwise would have been made to the holders of the Superior Indebtedness shall, as between the Company, its creditors other than the holders of Superior Indebtedness and the holders of the Notes, be deemed to be a payment to or on account of the Notes. The holders of the Notes agree that, in the event that all or any part of any payment made on account of the Superior Indebtedness is recovered from the holders of Superior Indebtedness as a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, any payment or distribution received by the holders of the Notes on account of the Notes at any time after the date of the payment so recovered, whether pursuant to the right of subrogation provided for in this Section 3.05 or otherwise, shall be deemed to have been received by such holders of the Notes in trust as the property of the holders of the Superior Indebtedness and such holders shall forthwith deliver the same to the holders of the Superior Indebtedness for the equal and ratable benefit of the holders of the Superior Indebtedness for application to payment of all Superior Indebtedness until paid in full.

  SECTION 3.06. Renewals, Extensions and Increases of Superior Indebtedness. Each holder of the Notes by his acceptance thereof thereby waives any and all notice of renewal, extension, accrual or (consistent with the definition of Superior Indebtedness) increase in the amount of any of the Superior Indebtedness, present or future, and agrees and consents that without notice to or assent by any holder or holders of the Notes:

  (i) the obligation and liabilities of the Company or any other party or parties for or upon the Superior Indebtedness (or any promissory note, security document or guaranty evidencing or securing the same) may, from time to time, in whole or in part, be renewed, extended, increased (consistent with the definition of Superior Indebtedness), modified, amended, accelerated, compromised, supplemented, terminated, sold, exchanged, waived or released;

  (ii) the holders of the Superior Indebtedness or any other representative acting on behalf of the holders of the Superior Indebtedness and the holders of the Superior Indebtedness may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Superior Indebtedness; and

                                    I-A-a-5

  (iii) any balance or balances of funds with any holders of the Superior Indebtedness at any time standing to the credit of the Company may, from time to time, in whole or in part, be surrendered or released;

all as the holders of the Superior Indebtedness or any other representative or representatives acting on behalf of the holders of the Superior Indebtedness and the holders of the Superior Indebtedness may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the subordination of the Notes to the Superior Indebtedness provided for herein.

  SECTION 3.07. Obligation of Company Unconditional. Nothing contained in this
Article III or in the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of the Superior Indebtedness, and the holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Notes the principal of, and interest on the Notes, as and when the same shall become due and payable, by lapse of time, acceleration or otherwise, in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Notes and other creditors of the Company other than the holders of the Superior Indebtedness, nor shall anything herein or therein prevent the holder of the Notes (i) from taking all appropriate actions to preserve their rights under the Notes not inconsistent with the rights of the holders of the Superior Indebtedness under this Article III, or (ii) from exercising all remedies, including without limitation equitable remedies, otherwise permitted by applicable law upon default under the Notes, subject to the rights, if any, under this Article III of the holders of the Superior Indebtedness in respect of cash, property or securities of the Company otherwise payable or delivered to such holders upon the exercise of any such remedy. The provisions of this Article III are and are intended solely for the purpose of defining the relative rights of holders of the Notes, on the one hand, and the holders of the Superior Indebtedness, on the other hand.

  SECTION 3.08. Miscellaneous. (a) Each holder of the Notes by its acceptance thereof thereby acknowledges and agrees that the holders of the Superior Indebtedness have relied upon and will continue to rely upon the subordination provided for in this Article III in entering into the agreements relating to Superior Indebtedness and in extending credit to the Company pursuant thereto.

  (b) No present or future holder of Superior Indebtedness shall be prejudiced in his right to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of the Company or any holder of the Notes. The subordination provisions contained in this Article III are for the benefit of the holders of the Superior Indebtedness from time to time and, so long as Superior Indebtedness is outstanding under any agreement, may not be rescinded, cancelled or modified in any way without the prior written consent thereto of holders of at least 75% in aggregate principal amount of the Superior Indebtedness at the time outstanding.

  (c) The subordination provisions contained in this Article III shall be binding upon any holder of the Notes and upon the heirs, legal representatives, successors and assigns of any holder of the Notes; and, to the extent that any holder of the Notes is either a partnership or a corporation, all references herein to any holder of the Notes shall be deemed to include any successor or successors, whether immediate or remote, to such partnership or corporation.

                                  ARTICLE IV

                                  CONVERSION

  SECTION 4.01. Conversion. (a) Subject to the provisions of this Article IV, the Noteholder shall have the right, at any time, at such Noteholder's option, to convert any or all of the principal amount of this Note, in whole or in part, into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of each $50 of principal amount of this Note, adjusted as hereinafter provided, is referred to herein as the "Conversion Ratio." The Conversion Ratio as of the date of

                                    I-A-a-6
issue of this Note shall be the Conversion Ratio under the Series A Preferred Stock immediately prior to the exchange of such Series A Preferred Stock for this Note, subject to adjustment from time to time pursuant to Section 4.07 hereof. Notwithstanding any call for redemption pursuant to Article V, the right to convert shares so called for redemption shall terminate at the close of business on the date immediately preceding the date fixed for such redemption or exchange, as the case may be, unless the Company shall default in making payment of the amount payable upon such redemption or in making the exchange and payment of any amount payable upon such exchange.

  SECTION 4.02. Exercise Procedure. (a) In order to exercise the conversion privilege, the Noteholder shall surrender this Note at the office of the Company, with the Notice of Election to Convert completed and signed. Unless the shares issuable on conversion are to be issued in the same name as the name in which this Note is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the Noteholder or the Noteholder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

  (b) As promptly as practicable after the surrender by the Noteholder as aforesaid, the Company shall issue and shall deliver to such Noteholder, or on the Noteholder's written order to the Noteholder's transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Article IV.

  (c) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which this Note shall have been surrendered and such notice received by the Company as aforesaid, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of (A) the principal amount of this Note surrendered for conversion divided by 50 and (B) the Conversion Ratio in effect at such time on such date. All shares of Common Stock delivered upon conversion of this Note will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of this Note, the principal amount of this Note surrendered for conversion shall no longer be deemed to be outstanding and all rights of a Noteholder with respect to the principal amount of this Note surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts, including any accrued and unpaid interest on this Note, payable pursuant to this Article IV.

  SECTION 4.03. Effect of Election. (a) Upon delivery to the Company by the Noteholder of a Notice of Election to Convert or a Notice of Intention to Convert, the right of the Company to redeem the principal amount of this Note which is to be converted shall terminate, regardless of whether a notice of redemption has been mailed.

  (b) Interest on the outstanding principal amount of this Note delivered for conversion shall cease to accrue on the date of delivery by the Noteholder of such Notice of Election to Convert or Notice of Intention to Convert. Any such accrued and unpaid interest shall be payable by the Company to the Noteholder on the next succeeding Interest Payment Date. [From and after the date of such delivery, this Note shall participate equally and ratably with the holders of shares of Common Stock in all dividends paid on the Common Stock as if this Note had been converted to shares of Common Stock at the time of such delivery.]/1/

  (c) Except as provided above and in Section 4.07, the Company shall make no adjustment for accrued and unpaid interest on this Note, on conversion of this Note or for dividends in cash on the shares of Common Stock issued upon such conversion.

  SECTION 4.04. Issuance of Shares. (a) The Company covenants that it shall at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversions of the Notes.

--------
/1/ This provision should also be included in the Company's charter.

                                    I-A-a-7

  (b) Prior to the delivery of any securities which the Company shall be obligated to deliver upon conversion of the Notes, the Company shall comply with all applicable federal and state laws and regulations which require action to be taken by the Company.

  SECTION 4.05. Taxes on Conversion. The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of any part of the principal amount of this Note pursuant hereto; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Noteholder to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

  SECTION 4.06. No Fractions of Common Stock to be Issued. In connection with the conversion of the principal amount of this Note, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Daily Price (as defined in Section 4.07(f)) per share of Common Stock on the Trading Day on which this Note is deemed to have been converted. If more than one Note is surrendered for conversion by the same Noteholder (or Affiliate of such Noteholder) at the same time, the number of full shares of Common Stock issuable on conversion of the principal amount thereof surrendered for conversion shall be computed on the basis of the total principal amounts of the Notes so surrendered.

  Section 4.07. Anti-dilution. (a) In case the Company shall at any time after the date of initial issue of this Note (I) declare a dividend or make a distribution on Common Stock payable in Common Stock, (II) subdivide or split the outstanding Common Stock, (III) combine or reclassify the outstanding Common Stock into a smaller number of shares, (IV) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), or (V) consolidate with, or merge with or into, any other Person, the Conversion Ratio in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination, consolidation, merger or reclassification shall be proportionately adjusted so that the conversion of this Note after such time shall entitle the Noteholder to receive the aggregate number of shares of Common Stock or other securities of the Company (or shares of any security into which such shares of Common Stock have been combined, consolidated, merged or reclassified pursuant to clause (III), (IV) or (V) above) which, if this Note had been converted immediately prior to such time, such Noteholder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger or reclassification, assuming such holder of Common Stock of the Company (x) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such recapitalization, sale or transfer was made, as the case may be ("constituent Person"), or an affiliate of a constituent Person and (y) failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer (provided, that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such reclassification, change, consolidation, merger, recapitalization, sale or transfer by other than a constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 4.07 the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such adjustment shall be made successively whenever any event listed above shall occur.

  (b) In case the Company shall issue or sell any Common Stock (other than Common Stock issued (I) upon conversion of the Series A Preferred Stock, the Notes or the 8% Convertible Subordinated Debentures

                                    I-A-a-8
due May 15, 2015, (II) pursuant to the Company's Stock Option Plans or pursuant to any other Common Stock related employee compensation plan of the Company approved by the Company's Board of Directors or (III) upon exercise or conversion of any security the issuance of which caused an adjustment under Sections 4.07(c) or (d) hereof) without consideration or for a consideration per share less than the then Conversion Price Per Common Share (as defined in Section 4.07(f)), the Conversion Ratio to be in effect after such issuance or sale shall be determined by multiplying the Conversion Ratio in effect immediately prior to such issuance or sale by a fraction, (A) the numerator of which shall be the product of the aggregate number of shares of Common Stock outstanding immediately after such issuance or sale and the Current Valuation Per Common Share (as defined in Section 4.07(f)) immediately prior to such issuance or sale and (B) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the time of such issuance or sale multiplied by the Current Valuation Per Common Share immediately prior to such issuance or sale and (y) the aggregate consideration, if any, to be received by the Company upon such issuance or sale. In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Company; provided that if the Noteholders of 25% or more of the aggregate principal amount of the Notes shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to such Noteholders to determine such fair market value. The Noteholders shall be notified promptly of any consideration other than cash to be received by the Company and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors.

  (c) In case the Company shall fix a record date for the issuance of rights, options or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the then Conversion Price Per Common Share on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Conversion Ratio shall be adjusted pursuant to Section 4.07(b) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Section 4.07(b) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 4.07), the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such record date had not been fixed, in the former event, or the Conversion Ratio which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock, in the latter event.

  (d) In case the Company shall issue rights, options (other than options issued pursuant to a plan described in clause II of Section 4.07(b)) or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) or shall issue convertible securities, and the price per share of Common Stock of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the then Conversion Price Per Common Share, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Conversion Ratio shall be adjusted pursuant to Section 4.07(b) hereof as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such

                                    I-A-a-9
rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Section 4.07(b) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 4.07), the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Conversion Ratio which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the Conversion Ratio shall be made pursuant to this Section 4.07(d) to the extent that the Conversion Ratio shall have been adjusted pursuant to Section 4.07(c) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

  (e) In case the Company shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, assets or other property (other than dividends payable in Common Stock or rights, options or warrants referred to in, and for which an adjustment is made pursuant to, Section 4.07(c) hereof), the Conversion Ratio to be in effect after such record date shall be determined by multiplying the Conversion Ratio in effect immediately prior to such record date by a fraction, (A) the numerator of which shall be the Current Valuation Per Common Share on such record date, and (B) the denominator of which shall be the Current Valuation Per Common Share on such record date, less the fair market value (determined as set forth in Section 4.07(b) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such record date had not been fixed.

  (f) For the purpose of any computation under Section 4.06 or Sections 4.07(b),
(c), (d) or (e) hereof, on any determination date, (I) the "Current Valuation Per Common Share" shall be the greater of the Current Market Price Per Common Share and the Conversion Price Per Common Share (each as defined below), (II) the "Current Market Price Per Common Share" shall be deemed to be the average (weighted by daily trading volume) of the Daily Prices (as defined below) per share of the applicable class of Common Stock for the 20 consecutive trading days immediately prior to such date, (III) the "Conversion Price Per Common Share" shall be deemed to be the amount in dollars which is equal to $50 divided by the Conversion Ratio immediately prior to such adjustment, and (IV) "Daily Price" means (1) if the shares of such class of Common Stock then are listed and traded on the American Stock Exchange, Inc. ("AMEX"), the closing price on such day as reported on the AMEX Composite Transactions Tape; (2) if the shares of such class of Common Stock then are not listed and traded on the AMEX, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; (3) if the shares of such class of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); or (4) if the shares of such class of Common Stock then are not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ. For purposes of any computation under this Section 4.07, the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

  (g) No adjustment to the Conversion Ratio pursuant to Sections 4.07(b), (c),
(d) and (e) above shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Ratio; provided however, that any adjustments which by reason of this Section 4.07(g) are not required to be made

                                   I-A-a-10
shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4.07 shall be made to the nearest four decimal points.

  (h) In the event that, at any time as a result of the provisions of this
Section 4.07, the Noteholder of this Note upon subsequent conversion shall become entitled to receive any shares of capital stock of the Company other than Common Stock, the number of such other shares so receivable upon conversion of this Note shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

  Section 4.08. Adjustment of Redemption Threshold. Whenever an adjustment is made to the Conversion Ratio pursuant to Section 4.07, the Redemption Threshold (as defined in Section 5.01(b) shall be adjusted by multiplying the Redemption Threshold by the Conversion Ratio in effect immediately prior to such adjustment and dividing such product by the Conversion Ratio in effect immediately after such adjustment. All adjustments pursuant to Sections 4.07 and 4.08 shall be notified to the Noteholders and such notice shall be accompanied by a Schedule of Computations of the adjustments.

                                   ARTICLE V

                                  REDEMPTION

  SECTION 5.01. Redemption. The Notes shall be redeemable by the Corporation as provided below.

  (a) The Notes shall not be redeemable prior to the Initial Redemption Date. The "Initial Redemption Date" shall be June 30, 1997.

  (b) At the option of the Corporation, the Notes may be redeemed at any time or from time to time (subject to the provisions set forth below and in Article IV) on or after the Initial Redemption Date, in whole or in part, at the price (the "Redemption Price"), payable in cash, equal to the percentage set forth below of the principal amount of the Notes for redemptions during the 12-month periods beginning on the Initial Redemption Date or the annual anniversaries thereof indicated below, plus, in each case, an amount equal to accrued and unpaid interest thereon, to the date fixed for redemption:

    12-MONTH PERIOD BEGINNING ON                                    PERCENTAGE
    ----------------------------                                    ----------
    Initial Redemption Date........................................   103.85%
    First Anniversary thereof......................................   103.30%
    Second Anniversary thereof.....................................   102.75%
    Third Anniversary thereof......................................   102.20%
    Fourth Anniversary thereof.....................................   101.65%
    Fifth Anniversary thereof......................................   101.10%
    Sixth Anniversary thereof......................................   100.55%
    Seventh Anniversary thereof and thereafter.....................   100.00%

  Notwithstanding the foregoing, the Corporation may elect to redeem the Notes at any time on or after the Initial Redemption Date and prior to the fourth anniversary of the Initial Redemption Date only if for at least 20 Trading Days during the period consisting of the 30 consecutive Trading Days ending on the date notice of such redemption is given, including the last Trading Day of such period, the Closing Price per share of Common Stock exceeds $18.75, as adjusted pursuant to Section 4.08 (the "Redemption Threshold").

  (c) In the event that less than all of the principal amount of the Notes is to be redeemed pursuant to this Article V, the Corporation shall call for redemption the Notes pro rata among the holders, based on the

                                   I-A-a-11
principal amount of Notes held by each holder. Any redemption for which the principal amount of Notes is called for redemption on a pro rata basis (whether or not some of the principal amount of Notes so called are subsequently converted pursuant to Article IV) shall comply with this Section 5.01(c).

  SECTION 5.02. Procedure for Redemption. (a) In the event the Company shall redeem the Notes, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to the Noteholders of record at such Noteholders' addresses as the same appears on the books of the Company. Each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the place or places where the Notes is to be surrendered for payment of the redemption price; (iv) that interest on the Notes will cease to accrue on such redemption date, and (v) the principal amount of the Notes to be redeemed.

  (b) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Company in providing money for the payment of the redemption price or a Notice of Intention to Convert or Notice of Election to Convert has been delivered to the Company pursuant to Article IV), interest on the principal amount of the Notes called for redemption shall cease to accrue, and such principal amount of the Notes called for redemption shall no longer be deemed to be outstanding and shall be cancelled and shall not be available for reissue, and all rights of the Noteholders as creditors of the Company (except the right to receive from the Company the redemption price and any other amounts payable pursuant to Section 5.01) in respect of such principal amount of the Notes called for redemption shall cease. Upon surrender in accordance with said notice of the Notes representing the principal amount of the Notes called for redemption (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), the principal amount of the Notes so called for redemption shall be redeemed by the Company at the redemption price aforesaid.

                                  ARTICLE VI

                                 VOTING RIGHTS

  Section 6.01. General. Except as otherwise provided by applicable law, the Noteholders of the Notes (i) shall be entitled to vote with the holders of the Common Stock on all matters submitted for a vote of holders of Common Stock,
(ii) shall be entitled to a number of votes equal to the number of votes to which the shares of Common Stock issuable upon conversion of the Notes would have been entitled if such shares of Common Stock had been outstanding at the time of the applicable vote and related record date and (iii) shall be entitled to notice of any stockholders' meeting in accordance with the Certificate of Incorporation and By-Laws of the Company.

  Section 6.02. No Changes to Voting Rights. So long as any of the principal amount of the Notes is outstanding, the Company shall not, without the written consent or affirmative vote of Noteholders which in the aggregate own more than 50% of the aggregate principal amount of the Notes then outstanding, at a meeting called for that purpose of the Noteholders, amend, alter or repeal, whether by merger, consolidation, combination, reclassification or otherwise, the Certificate of Incorporation or By-laws of the Company or of any provision thereof (including the adoption of a new provision thereof) which would result in an alteration or circumvention of the voting powers or other rights of the Notes; provided, however that any such amendment or alteration that changes the interest payable on, or the principal amount of, the Notes shall require the affirmative vote at a meeting of holders of the Notes duly called for such purpose, or the written consent, of the holders of 100% of the aggregate principal amount of the Notes then outstanding.

  Section 6.03. Stockholder Approval Required. The consent or votes required in
Section 6.02 above shall be in addition to any approval of stockholders of the Company which may be required by law or pursuant to any provision of the Company's Certificate of Incorporation or By-Laws, which approval shall be obtained by vote of the stockholders of the Company in the manner provided in
Section 6.01 above.

                                   I-A-a-12

                                  ARTICLE VII

                                   DEFAULTS

  If one or more of the following events ("Events of Default") shall have occurred and be continuing:

     (a) the Company shall fail to pay when due any principal of the Notes, or shall fail to pay within fifteen days of the due date thereof any interest or other amount payable hereunder;

     (b) the Company shall fail to observe or perform any covenant or agreement contained in the Notes (other than those covered by clause (a) above) for 30 days after written notice thereof has been given to the Company by the Noteholder;
     (c) the Company (i) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, conservator, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (iii) shall make a general assignment for the benefit of creditors, or (iv) shall fail generally to pay its debts as they become due, or (v) shall take any corporate action to authorize any of the foregoing;

     (d) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, conservator, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Company under the Federal bankruptcy laws as now or hereafter in effect;

     (e) a judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

then, and in every such event, unless such Event of Default is no longer continuing, the Noteholder may by notice to the Company accelerate the maturity of the Notes by declaring the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that in the case of any of the Events of Default specified in subsection (c) or (d) above with respect to the Company, without any notice to the Company or any other act by the Noteholder, the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

                                 ARTICLE VIII

                                 MISCELLANEOUS

  SECTION 8.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party, at its address, telex number or facsimile number set forth on the signature pages hereof or such other address, telex number or facsimile as such party may hereafter specify for the purpose of notice to the other party. Each such notice, request or other communication shall be effective (i) if given by telex, when such

                                   I-A-a-13
telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate confirmation is received, or (iii) if given by any other means, when delivered at the address specified in this Section.

  SECTION 8.02. No Waivers. No failure or delay by the Noteholder in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

  SECTION 8.03. Amendments, Waivers and Issuance. (a) Any provision of the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and Noteholders which in the aggregate own more than 50% of the aggregate principal amount of the Notes.

  (b) The Company will not issue more than $60,000,000 aggregate principal amount of the Notes without the consent of Noteholders which in the aggregate own more than 50% of the aggregate principal amount of the Notes.

  SECTION 8.04. Governing Law. The Notes shall be governed by and construed in accordance with the laws of the State of New York.

                                AIR & WATER TECHNOLOGIES
                                      CORPORATION

                                By
                                  -----------------------------------
                                  Name:
                                  Title:

                                    I-A-a-14

                   [SUBJECT TO REVIEW BY MINNESOTA COUNSEL]

                                                                       EXHIBIT B

                                PLAN OF MERGER

                                  DATED AS OF

                                    , 1994

                                     AMONG

                     AIR & WATER TECHNOLOGIES CORPORATION

                     PSC PROFESSIONAL SERVICES GROUP, INC.

                                      AND

                          [NAME OF MERGER SUBSIDIARY]

                                     I-B-1

                                PLAN OF MERGER

  Agreement dated as of             , 1994 among PSC Professional Services
Group, Inc., a Minnesota corporation ("PSG"), Air & Water Technologies Corporation, a Delaware corporation ("AWT"), and [name of acquisition subsidiary], a Minnesota corporation and a wholly owned subsidiary of Buyer ("Merger Subsidiary").

  The parties hereto agree as follows:

                                   ARTICLE 1

                                  THE MERGER

  1.1 The Merger. (a) At the effective time of the merger (the "Merger"), Merger Subsidiary shall be merged with and into PSG in accordance with the Section 302A.611 of the Minnesota Business Corporation Act, whereupon the separate existence of Merger Subsidiary shall cease, and PSG shall be the surviving corporation (the "Surviving Corporation").

  (b) Concurrently with the closing of the transactions contemplated by the
Investment Agreement dated March   , 1994 among AWT, Compagnie Generale des Eaux
and Anjou International Company, PSG and Merger Subsidiary will file articles of merger with the Secretary of State of the State of Minnesota and make all other filings or recordings required by Minnesota Law in connection with the Merger. The Merger shall become effective at such time as the articles of merger is duly filed with the Secretary of State of the State of Minnesota or at such later time as is specified in the certificate of merger (the "Effective Time").

  (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of PSG and Merger Subsidiary, all as provided under Minnesota Law.

  1.2 Conversion of Shares. At the Effective Time:

     (a) each share of common stock, par value $     , of PSG (the "PSG Common
  Stock") held by PSG as treasury stock shall be cancelled, and no payment shall be made with respect thereto;

     (b) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

     (c) all outstanding PSG Common Stock outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 1.2(a) be converted into the right to receive in the aggregate 5,850,000 shares of Class A Common Stock, par value $.001 of AWT.

                                   ARTICLE 2

                           THE SURVIVING CORPORATION

  2.1 Articles of Incorporation. The articles of incorporation of Merger Subsidiary in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with applicable law, except that the name of the Surviving Corporation shall be changed to "Professional Services Group, Inc."

  2.2 Bylaws. The bylaws of PSG in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

                                     I-B-2

  2.3 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of PSG at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE 3

                                 MISCELLANEOUS

  3.1 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Minnesota.

  3.2 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                            AIR & WATER TECHNOLOGIES CORPORATION

                            By__________________________________
                              Title:

                            PSC PROFESSIONAL SERVICES GROUP, INC.

                            By__________________________________
                              Title:

                            [MERGER SUBSIDIARY]

                            By__________________________________
                              Title:

                                     I-B-3

                                                                       EXHIBIT C

                         REGISTRATION RIGHTS AGREEMENT

                                   ARTICLE I

                                  DEFINITIONS

  SECTION 1.1. Definitions. Terms defined in the Investment Agreement (the "AGREEMENT") dated as of March 30, 1994 among Air & Water Technologies Corporation, a Delaware corporation (the "COMPANY"), Compagnie Generale des Eaux, a French corporation ("CGE"), Anjou International Company, a Delaware corporation ("ANJOU", and together with CGE, the "SHAREHOLDER") are used herein as therein defined. In addition, the following terms, as used herein, have the following meanings:

  "DEMAND REGISTRATION" means a Demand Registration as defined in Section 2.1.

  "PIGGYBACK REGISTRATION" means a Piggyback Registration as defined in Section 2.2.

  "REGISTRABLE SECURITIES" means shares of Common Stock, Series A Preferred or the Company's 5 1/2% Convertible Subordinated Notes, owned from time to time by the Shareholder and its Affiliates, and any other securities issued by the Company in exchange for or upon conversion of any such securities.

  "UNDERWRITER" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

  "1933 ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                  ARTICLE II

                              REGISTRATION RIGHTS

  SECTION 2.1. Demand Registration. (a) Shareholder may make up to four written requests for registration under the 1933 Act of all or part of its Registrable Securities (a "DEMAND REGISTRATION"); provided that the Company shall not be obligated (i) to effect more than one Demand Registration in any 6-month period,
(ii) to effect a Demand Registration for less than five percent of the outstanding Shares, (iii) to effect a Demand Registration within 6 months of Shareholder selling any Registrable Securities pursuant to a Piggyback Registration under Section 2.2 or (iv) subject to Section 2.2, to effect a Demand Registration if the Company shall have filed or announced its intention to file a registration statement of an offering of Shares for its own account and shall be taking steps in pursuance thereof or if the Company shall have completed such a registered offering within the immediately preceding 90 days. Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. A registration will not count as a Demand Registration until it has become effective.

  (b) If Shareholder so elects, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. Shareholder shall select the book-running and other managing Underwriters in connection with such offering and any additional investment bankers and managers to be used in connection with the offering.

  SECTION 2.2. Piggyback Registration. If the Company proposes to file a registration statement under the 1933 Act with respect to an offering of Common Stock (i) for the Company's own account (other than a registration statement on Form S-4 or S-8 or relating solely to securities issued pursuant to any present or future restricted stock, stock option, stock purchase or dividend reinvestment plan or other similar type of plan of the Company which provides for the issuance of equity securities or options or rights to purchase equity securities of the Company (or any substitute form that may be adopted by the Commission)), or (ii) for the account of any of its holders of Common Stock, then the Company shall give written notice of such proposed filing to Shareholder as soon as practicable (but in no event less than 20 days before the anticipated

                                     I-C-1
filing date), and such notice shall offer, subject to the terms and conditions hereof, Shareholder the opportunity to register such Registrable Securities as Shareholder may request on the same terms and conditions as the Company's or such holders' shares (a "PIGGYBACK REGISTRATION").

  SECTION 2.3. Reduction of Offering. Notwithstanding anything contained herein, if the managing Underwriter or Underwriters of an offering described in Section
2.1 or 2.2 shall advise the Company that (i) the size of the offering that Shareholder, the Company and any other Persons intend to make or (ii) the kind of securities that Shareholder, the Company and such other Persons intend to include in such offering are such that the success of the offering would be materially and adversely affected, then (A) if the size of the offering is the basis of such Underwriter's advice, the amount of Registrable Securities to be offered for the account of Shareholder shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter or Underwriters; provided that
(x) in the case of a Demand Registration, the amount of Registrable Securities to be offered for the account of the Shareholder shall be reduced only after the amount of securities to be offered for the account of the Company and such other Persons has been reduced to zero, and (y) in the case of a Piggyback Registration, if securities are being offered for the account of Persons other than the Company, then the proportion by which the amount of such Registrable Securities intended to be offered for the account of Shareholder is reduced shall not exceed the proportion by which the amount of such securities intended to be offered for the account of such other Persons is reduced; and (B) if the combination of securities to be offered is the basis of such Underwriter's advice, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (A) above (subject to the proviso in clause (A)), or (y) in the case of a Piggyback Registration, if the actions described in sub-clause (x) of this clause (B) would, in the judgment of the managing Underwriter, be insufficient to eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

                                  ARTICLE III

                            REGISTRATION PROCEDURES

  SECTION 3.1. Filings; Information. Whenever Shareholder requests that any Registrable Securities be registered pursuant to Section 2.1 hereof, the Company will use its best efforts to effect the registration of such Registrable Securities as quickly as practicable, and in connection with any such request:

     (a) The Company will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use best efforts to cause such filed registration statement to become and remain effective for a period of not less than 90 days; provided that if the Company shall furnish to Shareholder a certificate signed by its Chairman, Chief Executive Officer or Chief Financial Officer stating that in his or her good faith judgment it would be detrimental or otherwise disadvantageous to the Company or its shareholders for such a registration statement to be filed, or, in the case of an effective registration statement, for sales to be effected thereunder, the Company shall have a period of not more than 90 days within which to file such registration statement measured from the date of receipt of the request in accordance with Section 2.1 or, in the case of an effective registration statement, the Company shall be entitled to require Shareholder to refrain from selling Registrable Securities under such registration statement for a period of up to 90 days. If the Company furnishes a notice under this paragraph at a time when a registration statement filed pursuant to this Agreement is effective, the Company shall extend the period during which such registration statement shall be maintained effective as provided in this Section 3.1(a) hereof by the number of days during the period from and including the date of the giving of notice under this paragraph to the date when sales under the registration statement may recommence.

                                     I-C-2

     (b) The Company will, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to Shareholder and each managing Underwriter, if any, copies thereof, and thereafter furnish to Shareholder and each such Underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as Shareholder or such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.

     (c) After the filing of the registration statement, the Company will promptly notify Shareholder of any stop order issued or, to the knowledge of the Company, threatened to be issued by the Commission and take all necessary actions required to prevent the entry of such stop order or to remove it if entered.

     (d) The Company will use its reasonable best efforts qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as Shareholder reasonably (in light of Shareholder's intended plan of distribution) requests; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) generally consent to service of process in any such jurisdiction.

     (e) The Company shall, as promptly as practicable, notify Shareholder, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of an event requiring the preparation of a supplement or amendment to such registration statement or prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such registration statement or prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as promptly as practicable make available to Shareholder and to the Underwriters any such supplement or amendment. Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in the preceding sentence, Shareholder will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt of the copies of such supplemented or amended prospectus and, if so directed by the Company, Shareholder will deliver to the Company all copies, other than permanent file copies then in Shareholder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective as provided in
  Section 3.1(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to Shareholder such supplemented or amended prospectus.

     (f) The Company will enter into customary agreements (including an underwriting agreement in customary form and satisfactory in form and substance to the Company in its reasonable judgment) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.

     (g) The Company will furnish to Shareholder and to each managing Underwriter, if any, a signed counterpart, addressed to Shareholder and each Underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters delivered to such parties.

     (h) The Company will make generally available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder.

                                     I-C-3

     (i) The Company will use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed.

  The Company may require Shareholder promptly to furnish in writing to the Company such information regarding Shareholder, the plan of distribution of the Registrable Securities and other information as the Company may from time to time reasonably request or as may be legally required in connection with such registration.

  SECTION 3.2. Registration Expenses. In connection with any Demand Registration or Piggyback Registration, the Company shall pay the following expenses incurred in connection with such registration (the "REGISTRATION EXPENSES"): (i) all filing fees with the Commission and the National Association of Securities Dealers, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) the fees and expenses incurred in connection with the listing of the Registrable Securities, (v) fees and expenses of counsel and independent certified public accountants for the Company (including the expenses of any comfort letters pursuant to Section 3.1(g) hereof) and (vi) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration. The Shareholder shall pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities of the Shareholder and any out-of-pocket expenses of Shareholder, including Shareholder's counsel's fees and expenses. The Company shall pay internal Company expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

                                  ARTICLE IV

                       INDEMNIFICATION AND CONTRIBUTION

  SECTION 4.1. Indemnification by the Company. The Company agrees to indemnify and hold harmless Shareholder, its officers and directors, and each Person, if any, who controls Shareholder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus (including documents incorporated by reference therein), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by or on behalf of Shareholder expressly for use therein; provided that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of Shareholder if a copy of the then current prospectus was not provided to purchaser at or prior to the time of such purchase and such current prospectus would have cured the defect giving rise to such loss, claim, damage or liability or for any sales occurring after the Company has informed Shareholder under Section 3.1(e) and prior to the delivery by the Company of any supplement or amendment to such prospectus. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of Shareholder provided in this Section 4.1.

  SECTION 4.2. Indemnification by Shareholder. Shareholder agrees to indemnify and hold harmless the Company, its officers and directors, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to Shareholder, but only with reference to information furnished in writing by or on behalf of Shareholder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus.

                                     I-C-4

Shareholder also agrees to indemnify and hold harmless Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 4.2.

  SECTION 4.3. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such Person (the "INDEMNIFIED PARTY") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would, in the opinion of counsel reasonably acceptable to the Indemnifying Party, be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

  SECTION 4.4. Contribution. If the indemnification provided for in this Article IV is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, Shareholder and the Underwriters from the offering of the securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, Shareholder and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, Shareholder and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by each of the Company and Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus, bear to the aggregate public offering price of the securities. The relative fault of the Company, Shareholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

  The Company and Shareholder agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately

                                     I-C-5
preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and Shareholder shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by Shareholder exceeds the amount of any damages which Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE V

                                 MISCELLANEOUS

  SECTION 5.1. Participation in Underwritten Registrations. No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these Registration Rights.

  SECTION 5.2. Rule 144. The Company covenants that it will use best efforts to file any reports required to be filed by it under the 1933 Act and the 1934 Act and that it will take such further action as Shareholder may reasonably request, all to the extent required from time to time to enable Shareholder to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of Shareholder, the Company will deliver to Shareholder a written statement as to whether it has complied with such requirements.

  SECTION 5.3. Holdback Agreements. (a) Shareholder agrees not to offer, sell, contract to sell or otherwise dispose of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 90 day period beginning on, the effective date of any registration statement registering the Registrable Securities other than the Registrable Securities to be sold pursuant to such registration statement.

  (b) The Company agrees not to offer, sell, contract to sell or otherwise dispose of any securities similar to the Registrable Securities to be sold pursuant hereto, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 90 day period beginning on, the effective date of any registration statement registering the Registrable Securities other than any shares of Common Stock sold upon the exercise of an option or warrant or the conversion of a security outstanding at such date or pursuant to any Company Stock Plan or issued by the Company as consideration for an acquisition.

  SECTION 5.4. Restricted Sales. Nothing in this Agreement shall be construed to permit any sales or other disposition of Registrable Securities, the sale or disposition of which is prohibited under the terms of the Investment Agreement.

                                     I-C-6

                     AMENDMENT TO THE INVESTMENT AGREEMENT

        AMENDMENT TO THE INVESTMENT AGREEMENT (this "Amendment"), by and among
                                                     ---------

AQUA ALLIANCE INC., a Delaware corporation ("AAI"), VIVENDI, a company organized
                                             ---
under the laws of the Republic of France ("Vivendi"), and its indirect
                                           -------
wholly-owned subsidiary, VIVENDI NORTH AMERICA COMPANY, a Delaware corporation ("VNA"), dated as of March 31, 1999. This Amendment amends the Investment
  ---
Agreement, dated as of March 30, 1994 (the "Original Investment Agreement"), by
                                            -----------------------------
and among AAI, Vivendi and VNA, as it has been amended by the Recapitalization Agreement, dated as of September 24, 1997 (the "Recapitalization Agreement"),
                                                 --------------------------
by and among Vivendi, VNA and AAI. The Original Investment Agreement as amended by the Recapitalization Agreement is referred to herein as the "Investment
                                                                ----------
Agreement". Capitalized terms used herein but not otherwise defined herein shall
---------
have the meanings assigned to such terms in the Investment Agreement.


        WHEREAS, pursuant to the Investment Agreement, AAI and Vivendi have agreed that the Board of Directors of AAI (the "AAI Board") shall have at
                                                     ---------
three Independent Directors (as defined in the Investment Agreement) at any time;

        WHEREAS, since April 25, 1997, the parties hereto have informally waived such provision and agreed that two Independent Directors was sufficient for the management by the AAI Board of the business and affairs of AAI; and

        WHEREAS, the parties hereto desire to amend, and do hereby amend the Investment Agreement to reflect this understanding.

        NOW, THEREFORE, in consideration of the foregoing and the respective agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                 THE AMENDMENT

                Section 1.1 Amendment of Section 7.2(b) of the Investment
                            ---------------------------------------------
Agreement.  Effective as of  March 31, 1999, Section 7.2(b) of the Investment
---------
Agreement is amended by restating the second sentence thereof to read as follows:

            "AWT and CGE agree that the Board shall have at least
                two Independent Directors at any time."


                                  ARTICLE II

                                 MISCELLANEOUS

                Section 2.1 Amendment: Entire Agreement. This Amendment is
                            ---------------------------
limited precisely as written and shall not be deemed to be an amendment to any other terms or conditions of the Investment Agreement. Whenever the Investment Agreement is referred to in the Investment Agreement or in any other agreements, documents and instruments, such reference shall be deemed to be to the Investment Agreement as amended by this Amendment. Except as expressly set forth in Section 12.9 of the Investment Agreement, the Investment Agreement together with this Amendment and the Recapitalization Agreement embodies the entire agreement and understanding of the parties with respect to the subject matter thereof and hereof and hereby supersedes all prior written or oral commitments, arrangements or understandings with respect thereto.

                Section 2.2  No Third Party Beneficiaries.  This Amendment shall
                             ----------------------------
be binding upon and shall inure solely to the benefit of each party hereto, and nothing in this Amendment, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Amendment.

                Section 2.3 GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY,
                            -------------
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF).

                Section 2.4 Headings.  The descriptive headings contained in
                            --------
this Amendment are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amendment.

                Section 2.5 Counterparts. This Amendment may be executed in one
                            ------------
or more counterparts (including by facsimile transmission), and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                IN WITNESS WHEREOF, AAI, Vivendi and VNA have caused this Amendment to the Investment Agreement to be executed as of March 31, 1999 by their respective officers hereunto duly authorized.


                                AQUA ALLIANCE INC.


                                By  /s/ Thierry Mallet
                                    ------------------
                                Name:   Thierry Mallet
                                Title:  President and Chief Executive Officer

                                VIVENDI


                                By  /s/ Daniel Caille
                                    -----------------
                                Name:   Daniel Caille
                                Title:  Directeur


                                VIVENDI NORTH AMERICA COMPANY


                                By  /s/ Michel Avenas
                                    -----------------
                                Name:   Michel Avenas
                                Title:  President